                                                                    Exhibit 10.7

================================================================================


                                   $3,000,000

                       SENIOR SUBORDINATED LOAN AGREEMENT

                                      among

                            THANE INTERNATIONAL, INC.

                                       and

                                 VARIOUS LENDERS


                       -----------------------------------

                            Dated as of June 10, 1999

                       -----------------------------------


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.  Amount and Terms of Loans .........................................1
     1.01   The Loans .........................................................1
     1.02   Notice of Borrowing ...............................................1
     1.03   Disbursement of Funds .............................................1
     1.04   Notes .............................................................1
     1.05   Interest ..........................................................2
     1.06   Capital Adequacy Regulations ......................................2

SECTION 2.  Commitments; Repayment; Prepayments; Payments; Taxes ..............3
     2.01   Termination of Commitments; Payment of Loans ......................3
     2.02   Mandatory and Voluntary Prepayments ...............................3
     2.03   Method and Place of Payment .......................................5
     2.04   Net Payments ......................................................5

SECTION 3.  Conditions Precedent to Loans on the Funding Date .................7
     3.01   Notes .............................................................7
     3.02   Officers' Certificate .............................................7
     3.03   Opinions of Counsel ...............................................7
     3.04   Corporate Documents; Proceedings ..................................7
     3.05   Subordinated Guaranty .............................................8
     3.06   Consummation of the Recapitalization; Corporate Structure .........8
     3.07   Credit Documents ..................................................9
     3.08   Litigation ........................................................9
     3.09   Fees, Etc. ........................................................9
     3.10   Approvals .........................................................9
     3.11   Financial Statements; Projections; Pro Forma; Management
            Letter Reports; Background Investigation Reports ..................9
     3.12   Existing Indebtedness ............................................11
     3.13   Material Adverse Change, Etc .....................................11
     3.14   Employee Benefit Plans; Securityholders' Agreements;
            Management Agreements; Employment Agreements; Collective
            Bargaining Agreements; Debt Agreements; Affiliate
            Contracts; Tax Sharing Agreements and Material Contracts .........11
     3.15   Solvency Certificate; Insurance Analyses; Etc ....................12
     3.16   No Default; Representations and Warranties .......................13
     3.17   Warrants .........................................................13
     3.18   Refinancing ......................................................13
     3.19   Funding ..........................................................13
     3.20   Borrower's Certificate of Incorporation ..........................14
     3.21   Consent Letter ...................................................14
     3.22   Borrowing Base Certificate .......................................14

SECTION 4.  Representations, Warranties and Agreement ........................14
     4.01   Status ...........................................................14
     4.02   Power and Authority ..............................................14
     4.03   No Violation .....................................................15
     4.04   Governmental Approvals ...........................................15
     4.05   Financial Statements; Financial Condition; Undisclosed
            Liabilities; Projections; Etc. ...................................15
     4.06   Litigation .......................................................17
     4.07   True and Complete Disclosure .....................................17
     4.08   Use of Proceeds; Margin Regulations ..............................17
     4.09   Tax Returns and Payments .........................................17
     4.10   Compliance with ERISA ............................................18
     4.11   Representations and Warranties in Documents ......................19
     4.12   Properties .......................................................19
     4.13   Capitalization ...................................................19
     4.14   Subsidiaries .....................................................19
     4.15   Compliance with Statutes, Etc ....................................20
     4.16   Investment Company Act ...........................................20
     4.17   Public Utility Holding Company Act ...............................20
     4.18   Environmental Matters ............................................20
     4.19   Labor Relations ..................................................21
     4.20   Patents, Licenses, Franchises and Formulas .......................21
     4.21   Existing Indebtedness ............................................22
     4.22   Restrictions on or Relating to Subsidiaries ......................22
     4.23   The Transaction ..................................................22
     4.24   Material Contracts ...............................................23
     4.25   Year 2000 Reprogramming ..........................................23
     4.26   Special Purpose Corporation ......................................23
     4.27   Offer of Notes and Warrants ......................................23
     4.28   Valid Issuance of Common Stock ...................................23

SECTION 5.  Affirmative Covenants ............................................24
     5.01   Information Covenants ............................................24
     5.02   Books, Records and Inspections ...................................27
     5.03   Maintenance of Property, Insurance ...............................27
     5.04   Corporate Franchises .............................................27
     5.05   Compliance with Statutes, Etc ....................................27
     5.06   Compliance with Environmental Laws ...............................28
     5.07   ERISA ............................................................28
     5.08   End of Fiscal Years; Fiscal Quarters .............................29
     5.09   Performance of Obligations .......................................30
     5.10   Payment of Taxes .................................................30
     5.11   Use of Proceeds, Margin Regulations ..............................30
     5.12   Year 2000 Compliance .............................................30
     5.13   Observation Rights ...............................................30

     5.14   Intellectual Property Rights .....................................31

SECTION 6.  Negative Covenants ...............................................31
     6.01   Liens ............................................................31
     6.02   Consolidation, Merger, Purchase or Sale of Assets, Etc ...........33
     6.03   Dividends ........................................................36
     6.04   Indebtedness .....................................................36
     6.05   Transactions with Affiliates .....................................37
     6.06   No Further Negative Pledges ......................................37
     6.07   Capital Expenditures .............................................38
     6.08   Fixed Charge Coverage Ratio ......................................38
     6.09   Consolidated Indebtedness to Consolidated EBITDA .................39
     6.10   Minimum EBITDA ...................................................40
     6.11   Restrictions on Additional Subordinated Indebtedness .............41
     6.12   Limitation on Voluntary Payments and Modifications;
            Limitation on Modifications of Certificate of
            Incorporation, By-Laws and Certain Other Agreements; Etc. ........41
     6.13   Limitation on Certain Restrictions on Subsidiaries ...............42
     6.14   Limitation on Issuance of Capital Stock ..........................42
     6.15   Business .........................................................42
     6.16   Limitation on Creation of Subsidiaries ...........................42
     6.17   Amendments with Respect to Senior Debt ...........................43
     6.18   Product Acquisition Expenditures .................................43

SECTION 7.  Events of Default ................................................43
     7.01   Payments .........................................................43
     7.02   Representations, Etc .............................................43
     7.03   Covenants ........................................................43
     7.04   Default Under Other Agreements ...................................43
     7.05   Bankruptcy, Etc ..................................................44
     7.06   ERISA ............................................................44
     7.07   Judgments ........................................................45
     7.08   Subordinated Guaranty ............................................45
     7.09   Change in Control ................................................45
     7.10   Change in Management .............................................45

SECTION 8.  Definitions and Accounting Terms .................................46
     8.01   Defined Terms ....................................................46

SECTION 9.  Subordination ....................................................61
     9.01   Obligations Subordinate to Senior Indebtedness ...................61
     9.02   Payment Over of Proceeds Upon Dissolution ........................61
     9.03   No Payment in Certain Circumstances ..............................63
     9.04   Acceleration Rights; Remedies ....................................64
     9.05   Payment Otherwise Permitted ......................................64

     9.06   Subrogation to Rights of Holders of Senior Debt ..................64
     9.07   Provisions Solely to Define Relative Rights ......................65
     9.08   No Waiver of Subordination Provisions; Amendment .................65
     9.09   Reliance on Judicial Order or Certificate of Liquidating
            Agent ............................................................65
     9.10   Turnover; Miscellaneous Subordination Provisions .................65

SECTION 10. Miscellaneous ....................................................67
     10.01  Payment of Expenses, Etc .........................................67
     10.02  Right of Setoff ..................................................67
     10.03  Notices ..........................................................68
     10.04  Benefit of Agreement .............................................68
     10.05  No Waiver; Remedies Cumulative ...................................69
     10.06  Payments Pro Rata ................................................70
     10.07  Calculations; Computations .......................................70
     10.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER
            OF JURY TRIAL ....................................................70
     10.09  Counterparts .....................................................71
     10.10  Effectiveness ....................................................72
     10.11  Headings Descriptive .............................................72
     10.12  Amendment or Waiver ..............................................72
     10.14  Survival .........................................................74
     10.15  Domicile of Loans ................................................74
     10.16  Post-Closing Obligations .........................................74

Schedules and Exhibits

SCHEDULE I        Commitments
SCHEDULE II       Insurance Policies
SCHEDULE III      Subsidiaries
SCHEDULE IV       Existing Liens
SCHEDULE V        Real Property
SCHEDULE VI       Material Contracts
SCHEDULE VII      Capitalization, Stock Options and Other Rights
SCHEDULE VIII     Projections
SCHEDULE IX       Plans
SCHEDULE X        Existing Indebtedness


EXHIBIT A         Form of Note
EXHIBIT B         Form of Section 2.04(b)(ii) Certificate
EXHIBIT C         Form of Opinion
EXHIBIT D         Form of Officers' Certificate
EXHIBIT E         Form of Subordinated Guaranty
EXHIBIT F         Form of Solvency Certificate
EXHIBIT G         Form of Amended and Restated Certificate of Incorporation
EXHIBIT H         Form of Warrant
EXHIBIT I         Form of Warrant Agreement
EXHIBIT J         Form of Equityholders Agreement
EXHIBIT K         Form of Assignment and Assumption Agreement
EXHIBIT L         Form of Intercompany Note
EXHIBIT M         Form of Subordination Provisions
EXHIBIT N         Form of Subordinated Redemption Note
EXHIBIT O         Form of Stockholders Agreement

            SENIOR SUBORDINATED LOAN AGREEMENT, dated as of June 10, 1999, among THANE INTERNATIONAL, INC., a corporation, organized and existing under the laws of the State of Delaware (the "Borrower") and the financial institutions party hereto from time to time (each, a "Lender" and, collectively, the "Lenders"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 8 are used herein as therein defined.

                              W I T N E S S E T H:
                              - - - - - - - - - -

            WHEREAS, the Borrower has requested that the Lenders lend to the Borrower $3,000,000 for the purposes specified herein; and

            WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make loans to the Borrower in an aggregate amount of $3,000,000;

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1.  Amount and Terms of Loans.


            1.01 The Loans. Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, on the Funding Date, a loan in Dollars (each, a "Loan" and, collectively, the "Loans") to the Borrower in a principal amount equal to such Lender's Commitment. Any amount of any Loan prepaid or repaid may not be reborrowed.

            1.02 Notice of Borrowing. The Borrower shall give each Lender at the address specified opposite its signature below, prior to 12:00 Noon (New York time) on the Business Day preceding the Funding Date, written notice (or telephonic notice promptly confirmed in writing) of the proposed Borrowing of Loans.

            1.03 Disbursement of Funds. Subject to the terms and conditions hereof, no later than 2 p.m. (New York time) on the Funding Date, each Lender will make available to the Borrower an amount equal to such Lender's Commitment, by wire transfer to an account designated in writing by the Borrower to the Lenders in Dollars and immediately available funds.

            1.04  Notes.

            (a) The Borrower's obligation to pay the principal of, and interest on, the Loan made to it by each Lender, shall be evidenced by a promissory note substantially in the form of Exhibit A, with blanks appropriately completed in conformity herewith (each, a "Note" and, collectively, the "Notes").

            (b) The Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender or its registered assigns and be dated the Funding Date, (iii) be in the stated principal amount equal to the Loan made by such Lender on the Funding Date and be payable in the principal amount of the Loan evidenced thereby, (iv) mature on the Maturity Date, (v) bear interest as provided in Section 1.05, (vi) be subject to voluntary repayment and mandatory repayment as provided in Section 2.02 and (vii) be entitled to the benefits of this Agreement and the Subordinated Guaranty.

            (c) Each Lender will note on its internal records the amount of each Loan made or acquired by it and each payment in respect thereof and will, prior to any transfer of any Note, endorse on the reverse side thereof the outstanding principal amount of the Loan evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of the Loans.

            1.05  Interest.

            (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan from the date such Loan is made until the maturity thereof (whether by acceleration or otherwise), at a rate which shall at all times be equal to 12% per annum.

            (b) The principal amount of each Loan and, to the extent permitted by law, interest in respect of each Loan and any other amount payable hereunder shall, in each case, bear interest at a rate per annum equal to 14% (or, in the event the non-payment of any such overdue amounts results from the application of the blockage restrictions on Subordinated Obligations set forth in Section 9.03,17%) at all times beginning on the date on which an Event of Default occurs and ending on the date on which such Event of Default is cured and shall be payable on demand.

            (c) Accrued and unpaid interest shall be payable quarterly in arrears on each Quarterly Payment Date, on any repayment (on the amount repaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (d) All computations of interest hereunder shall be made in accordance with Section 10.07(b).

            1.06 Capital Adequacy Regulations. If any Lender shall have determined that after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such other corporation's capital or assets as a consequence of such Lender's Commitment or Commitments or Loans hereunder or its obligations hereunder to a level below that which such Lender or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Lender, accompanied by the notice referred to in the last sentence of this Section 1.06, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such other corporation for such reduction. In determining such additional amounts, each Lender will act reasonably and in good faith and will use reasonable averaging and attribution methods. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.06, will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 1.06 upon the subsequent receipt of such notice.

            SECTION 2.  Commitments; Repayment; Prepayments; Payments; Taxes.

            2.01  Termination of Commitments; Payment of Loans.

            (a) The Total Commitment (and the Commitment of each Lender hereunder) shall terminate on the Expiration Date unless the Funding Date has occurred on or before such date.

            (b) The unpaid principal amount of the Loans plus all accrued and unpaid interest thereon and all other amounts owed hereunder with respect thereto shall be paid in full in cash on the Maturity Date.

            2.02  Mandatory and Voluntary Prepayments.

            (a) The Borrower may, upon not less than three Business Days' and not more than five Business Days' prior written notice to the Lenders (which notice shall be irrevocable), at any time and from time to time, prepay the Loans in whole or in part, provided, however, that each partial prepayment pursuant to this Section 2.02(a) shall be in an aggregate principal amount of at least $100,000 and, if greater, in integral multiples of $100,000. In connection with any voluntary prepayment, the Borrower shall prepay the Loan at the prepayment price set forth below (plus all accrued interest):

               % of Principal
         Prepayment Date During the Period                     Being Paid
         ---------------------------------                     ----------
From the Funding Date to                                          103%
      but not including the first anniversary of the
      Funding Date

From the first anniversary of the Funding                         102%
      Date to but not including the second
      anniversary of the Funding Date

From the second anniversary of the Funding                        101%
      Date to but not including the third anniversary
      of the Funding Date

From the third anniversary of the Funding                         100%
      Date and at any time thereafter

            (b) All prepayments (whether voluntary or mandatory) shall include payment of accrued interest on the principal amount of the Loans so prepaid and shall be applied to payment of accrued interest before application to principal. Any payment of the Loans as a result of an Event of Default (or the acceleration of the Loans resulting therefrom) and all mandatory prepayments (including, without limitation, payments pursuant to Section 2.02(c)) shall be deemed a voluntary prepayment for the purposes of this Section 2 and shall be paid at the payment price specified in Section 2.02(a) as if such payment had been voluntary. Except in the event a given Lender waives any right to payment of the Loans resulting from an Event of Default or mandatory prepayment payment pursuant to Section 2.02(c) (or waives, in part, repayment of a portion of its outstanding Loans to which it is otherwise entitled as a result of an Event of Default or mandatory prepayment of its outstanding Loans in a lesser principal amount than it is otherwise entitled to pursuant to Section 2.02(c)), all prepayments which are applied to principal will be applied on a pro rata basis to all Loans.

            (c) The Borrower will apply, or cause its Subsidiaries to apply, the following amounts first to the permanent reduction of the then outstanding Senior Debt under the Credit Agreement and any commitments thereunder to make revolving loans or issue letters of credit (in each case to the extent required under the terms of the Senior Debt) and next, to the extent not so used to prepay such Senior Debt in permanent reduction thereof or to permanently reduce the commitments therefor, to the Obligations in the manner set forth in Section 2.02(b):

            (i) on the date of the receipt (whether by contribution or otherwise) thereof by the Borrower or any Subsidiary of the Borrower, the Borrower shall repay, in accordance with Section 2.02(b), an amount equal to (A)100% of the cash proceeds (net of underwriting discounts and commissions and all other reasonable costs associated with such transaction) from any sale or issuance after the Effective Date of equity of the Borrower or any Subsidiary of the Borrower or from any equity contributions made to the Borrower or any Subsidiary of the Borrower (excluding equity contributions to any Subsidiary of the Borrower otherwise permitted hereunder); and (B) 100% of the cash proceeds (net of underwriting discounts and commissions, loan fees and all other reasonable costs associated with such transaction) from any incurrence of any Indebtedness by the Borrower or any Subsidiary of the Borrower (other than Indebtedness permitted to be incurred pursuant to Section 6.04 as said
      Section is in effect on the Effective Date);

            (ii) on each date after the Effective Date on which the Borrower or any Subsidiary of the Borrower receives Net Sale Proceeds from any sale or other disposition of assets (including capital stock and securities other than capital stock or securities the proceeds from the sale of which are recaptured pursuant to Section 2.02(c)(i)(A) or would be recaptured under
      Section 2.02(c)(i)(A) but for the exception contained therein), an amount equal to 100% of such Net Sale Proceeds, but excluding Net Sale Proceeds of (A) sales of inventory in the ordinary course of business, and (B) other sales of assets so long as the aggregate amount of Net Sale Proceeds excluded pursuant to this clause (B) shall not exceed $200,000 in the aggregate for all such asset sales in any one fiscal year of the Borrower; and

            (iii) on each date after the Effective Date on which the Borrower or any Subsidiary of the Borrower receives cash proceeds of any Recovery Event, an amount equal to 100% of such cash proceeds of such Recovery Event (net of reasonable costs incurred in connection with such Recovery Event, including the estimated marginal increase in income taxes which will be payable as a result of such Recovery Event by the Borrower or any Subsidiary of the Borrower); provided, however, that, so long as no Default or Event of Default then exists and (A) such proceeds are not in excess of $500,000 in the aggregate for all Recovery Events described in clause (i) of the definition thereof that occur during one fiscal year of the Borrower and $2,000,000 in the aggregate for all such Recovery Events that occur during the term of the Agreement, such proceeds shall not be required to be so repaid on such date to the extent that the Borrower delivers a certificate to the Lenders on or prior to such date stating that such proceeds shall be used (or shall be contractually committed to be used) to replace or restore any properties or assets in respect of which such proceeds were paid within a period specified in such certificate not to exceed one hundred eighty (180) days after the date of receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended); and (B)(x) if the amount of such proceeds from any such Recovery Event described in clause
      (i) of the definition thereof, when aggregated with the total amount of all such proceeds from all Recovery Events occurring during the same fiscal year exceeds $500,000 or during the term of this Agreement exceeds $2,000,000 (excluding any amounts from any Recovery Events previously repaid pursuant to this Section 2.02(c)(iii)), the entire amount of proceeds from such Recovery Event shall be repaid, and (y) if all or any portion of such proceeds not so repaid pursuant to this Section 2.02(c)(iii) are not so used (or are not so contractually committed to be used) within the period specified in the relevant certificate furnished pursuant to the preceding clause (A), such remaining portion shall be repaid on the last day of such specified period.

            2.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to each Lender not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars and in immediately available funds at the address specified opposite such Lender's signature below. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

            2.04  Net Payments.

            (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 2.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income of a Lender pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the principal office or applicable lending office of such Lender is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Borrower shall be obligated to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction or any political subdivision or taxing authority thereof or therein in which the a principal office or applicable lending office of such Lender is located as such Lender shall determine are payable by such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to each Lender within 45 days after the date of the payment of any Taxes due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

            (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section
10.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note or (ii) if the Lender is not a "bank" within the meaning of Section 881
(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 4224 or 1001 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit B (any such certificate, a "Section 2.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 2.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 2.04(b). Notwithstanding anything to the contrary contained in Section 2.04(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 2.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this
Section 2.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.04, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

            SECTION 3. Conditions Precedent to Loans on the Funding Date. The obligation of each Lender to make its Loan on the Funding Date is subject to (a) the condition precedent that the Effective Date shall have occurred and (b) the satisfaction of the following additional conditions precedent:

            3.01 Notes. On the Funding Date, there shall have been delivered to each Lender the appropriate Note, in each case executed by the Borrower and in the amount, maturity and as otherwise provided herein.

            3.02 Officers' Certificate. On the Funding Date, each Lender shall have received a certificate, dated the Funding Date, signed by the Chief Executive Officer, Chief Financial Officer, President or any Vice President of the Borrower stating that all of the conditions specified in this Section 3 have been satisfied on such date; provided that such certificate shall not be required to include a certification as to acceptability of any matters to the Lenders described in said Sections.

            3.03 Opinions of Counsel. On the Funding Date, each Lender shall have received (i) from White & Case, special counsel to the Borrower and its Subsidiaries, an opinion addressed to each of the Lenders and dated the Funding Date covering the matters set forth in Exhibit C and (ii) counsel rendering such opinions, reliance letters addressed to the Lenders dated the Funding Date with respect to all legal opinions delivered in connection with the Transaction on the Funding Date, which legal opinions and reliance letters shall be in form and substance satisfactory to the Lenders.

            3.04  Corporate Documents; Proceedings.

            (i) On the Funding Date, each Lender shall have received a certificate, dated the Funding Date, signed by the Chief Executive Officer, Chief Financial Officer, President or any Vice President of each Loan Party and of Newco, and attested to by the Secretary or any Assistant Secretary of such Loan Party or Newco, as the case may be, in the form of Exhibit D with appropriate insertions, together with copies of the certificate of formation, certificate of limited partnership, partnership agreement, operating agreement, certificate of incorporation and by-laws (or other equivalent organizational documents) of such Loan Party or Newco, as the case may be and the resolutions of such Loan Party or Newco, as the case may be or its general partner or manager or other authorizing body referred to in such certificate, and the foregoing shall be acceptable to the Lenders in their sole discretion.

            (ii) All corporate, partnership, limited liability company and legal proceedings and all instruments and agreements relating to the transactions contemplated by this Agreement, the other Loan Documents and the other Documents shall be satisfactory in form and substance to the Lenders, and each Lender shall have received all information and copies of all documents and papers, including records of corporate, limited liability company or partnership proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which such Lender may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

            3.05 Subordinated Guaranty. On the Funding Date, each Subsidiary of the Borrower, shall have duly authorized, executed and delivered a Subordinated Guaranty in the form of Exhibit E (as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof, the "Subordinated Guaranty"), and the Subordinated Guaranty shall be in full force and effect.

            3.06  Consummation of the Recapitalization; Corporate Structure.

            (a) On or prior to the Funding Date, there shall have been delivered to the Lenders true and correct copies of all Recapitalization Documents, and all terms and provisions of such Recapitalization Documents shall be in form and substance reasonably satisfactory to the Lenders. The Recapitalization, including all of the terms and conditions thereof, shall have been duly approved by the board of directors and (if required by applicable law) the shareholders of the parties thereto, and all Recapitalization Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. The representations and warranties set forth in the Recapitalization Documents shall be true and correct in all material respects as if made on and as of the Funding Date unless stated to relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date. Each of the conditions precedent to the obligations of Newco, the Borrower and the Continuing Stockholders to consummate the Recapitalization as set forth in the applicable Recapitalization Documents shall have been satisfied to the reasonable satisfaction of the Lenders or waived with (in the case of any condition deemed material by PCF in its reasonable discretion) the consent of the Lenders and the Recapitalization shall have been consummated in accordance with all applicable law and (except to the extent waived as aforesaid) the Recapitalization Documents, and the consideration payable in connection therewith shall not exceed the Merger Consideration.

            (b) On the Funding Date, after giving effect to the Transaction, the ownership and capital structure of Holdings and its Subsidiaries (including, without limitation, the terms of any capital stock, options, warrants or other securities issued or to be issued by Holdings or any of its Subsidiaries), and the management of Holdings and its Subsidiaries, shall be in form and substance reasonably satisfactory to the Lenders.

            3.07 Credit Documents. On or prior to the Funding Date, there shall have been delivered to the Lenders true and complete copies of the Credit Documents, the PNA Warrant Documents and all schedules, annexes and exhibits thereto (certified as such by an appropriate officer of the Borrower), and all of the foregoing shall be in form and substance satisfactory to the Lenders. All conditions precedent to the making of the initial loans thereunder shall have been satisfied, and all representations and warranties set forth in the Credit Documents shall be true and complete in all material respects as if made on and as of the Funding Date.

            3.08 Litigation. On the Funding Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement, any other Document or any documentation executed in connection herewith or with respect to the Transaction, or which any Lender shall determine could reasonably be expected to have an adverse effect on the Transaction or a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole (after giving effect to the Transaction).

            3.09  Fees, Etc.

            (a) On the Funding Date, the Borrower shall have paid to each Lender a financing fee equal to 2.375% of the Commitment of such Lender as in effect on the Funding Date (immediately prior to the incurrence of Loans on such date).

            (b) On the Funding Date, the Borrower shall have paid in full to each Lender all costs, fees and expenses (including, without limitation, all legal fees and expenses) payable to such Lender to the extent then due pursuant hereto or as otherwise agreed between the Borrower and such Lender.

            3.10 Approvals. All necessary governmental and third party approvals in connection with the Transaction and the transactions contemplated by the Documents and otherwise referred to herein or therein (including, but not limited to those approvals required in respect of existing permits, landlord consents and transfers of contract rights) shall have been obtained and remain in effect and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes, in the sole judgment of a Lender, adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Documents and otherwise referred to herein or therein. There shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction, the transactions contemplated by the Documents, or the making of the Loans.

            3.11 Financial Statements; Projections; Pro Forma; Management Letter Reports; Background Investigation Reports.

                  On or prior to the Funding Date, the Lenders shall have received (i) the consolidated balance sheets of the Borrower at March 31,1997 and March 31,1998 and the related consolidated statements of income and cash flows and changes in shareholders' equity of the Borrower for the fiscal years ended as of said dates, (ii) the unaudited consolidated balance sheet of the Borrower for the eleven-month period ended February 28, 1999 and the related consolidated statements of income and cash flows and changes in shareholders' equity of the Borrower for such period ended as of such date and (iii) either (A) consolidated balance sheets of the Borrower and its Subsidiaries as at March 31, 1999, and the related consolidated statements of income and retained earnings and cash flows of the Borrower and its Subsidiaries for the fiscal period ended as of such date, or (B) copies of the report prepared by PricewaterhouseCoopers LLP for HIG with respect to the Borrower and its Subsidiaries; all of which financial statements referenced in clauses (i), (ii) and (iii)(A) above shall be prepared in accordance with generally accepted accounting principles consistently applied and which financial statements (other than the statements referred to in clause (ii)) have been audited by Ernst & Young, who delivered an unqualified opinion with respect thereto, and shall (x) be in form and substance satisfactory to the Lenders, (y) not disclose any material adverse differences in the business, properties, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, from that previously disclosed to the Lenders and (z) be in reasonable detail and certified by the Chief Financial Officer of the Borrower that they fairly present the financial condition of the Borrower and its Subsidiaries taken as a whole, at the dates indicated and the results of operations and their cash flows for the periods indicated.

            (a) On or prior to the Funding Date, the Lenders shall have received detailed consolidated financial projections for the Borrower and its Subsidiaries, certified by the Chief Financial Officer of the Borrower, which include the projected results of the Borrower, after giving effect to the Transaction and the other transactions contemplated herein, for the period commencing on the Funding Date and ending on the fifth anniversary of the Funding Date (the "Projections"), which Projections, and the supporting assumptions and explanations thereto, and the accounting practices and procedures to be utilized by the Borrower following the Funding Date, shall be satisfactory in form and substance to the Lenders and shall be as set forth on
Schedule VIII hereto.

            (b) On the Funding Date, the Lenders shall have received a pro forma consolidated balance sheet, dated the Funding Date, of the Borrower and its Subsidiaries (after giving effect to the Transactions and the related financing thereof) which pro forma balance sheet shall be prepared in accordance with generally accepted accounting principles consistently applied and in form, scope and substance satisfactory to the Lenders, which shall not disclose any material adverse differences in the business, properties, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole from that previously disclosed to the Lenders.

            (c) On or prior to the Funding Date, the Lenders shall have received a copy of any "management letter" received by the Borrower or any of its Subsidiaries from its certified public accountants during the three-year period prior to the Funding Date.

            (d) No later than one week prior to the Funding Date, the Lenders shall have received and shall be satisfied with a copy of a background check on certain key members of management of the Borrower and its Subsidiaries specified by the Senior Agent to HIG prior to the Funding Date, prepared by a firm satisfactory to PCF.

            3.12 Existing Indebtedness. On the Funding Date and after giving effect to the Loans incurred on the Funding Date, the Recapitalization and the other transactions contemplated hereby, none of the Borrower or any of its Subsidiaries shall have any Indebtedness or preferred stock or interests outstanding except for the Loans, the Senior Debt and the Existing Indebtedness.

            3.13 Material Adverse Change, Etc. Since March 31, 1998, nothing shall have occurred (and none of the Lenders shall have become aware of any facts or conditions not previously known) which the Required Lenders shall determine (i) could reasonably be expected to have a material adverse effect on the rights or remedies of the Lenders or on the ability of any Loan Party to perform its obligations to the Lenders under this Agreement or any other Loan Document, (ii) could reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of any Loan Party and its Subsidiaries taken as a whole (after giving effect to the Transaction) or (iii) reasonably indicates the inaccuracy in any material respect of the information previously provided to any Lender in connection with its analysis of the transactions contemplated hereby or reasonably indicates that the information previously provided omitted to disclose any material information necessary to make the statements contained therein not misleading.

            3.14 Employee Benefit Plans; Securityholders' Agreements; Management Agreements; Employment Agreements; Collective Bargaining Agreements; Debt Agreements; Affiliate Contracts; Tax Sharing Agreements and Material Contracts. On or prior to the Funding Date, there shall have been delivered to each Lender true and correct copies, certified as true and complete by an appropriate officer of the Borrower of:

            (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each such Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan) (collectively, the "Employee Benefit Plans");

            (ii) all agreements entered into by any Loan Party or any agreements among the partners or other equityholders of any such Person, governing the terms and relative rights of its partnership interests, member interests, capital stock and any agreements entered into by partners, members or shareholders relating to any such entity with respect to their partnership interests, member interests, capital stock (collectively, the "Securityholders' Agreements");

            (iii) all agreements with members of, or with respect to the, management of any Loan Party other than Employment Agreements (collectively, "Management Agreements");

            (iv) any employment agreements entered into by any Loan Party with any officer or director (collectively, the "Employment Agreements");

            (v) all collective bargaining agreements applying or relating to any employee of any Loan Party (collectively, the "Collective Bargaining Agreements");

            (vi) all agreements evidencing or relating to Indebtedness of each Loan Party whether or not such agreement is to remain outstanding after giving effect to the incurrence of Loans on the Funding Date (collectively, the "Debt Agreements");

            (vii) all tax sharing, tax allocation and other similar agreements entered into by any Loan Party (collectively, the "Tax Sharing Agreements");

            (viii) all contracts, agreements or understandings entered into between any Loan Party on the one hand, and any of its Affiliates, on the other hand (collectively, the "Affiliate Contracts"); and

            (ix) all material contracts and licenses of each Loan Party that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Material Contracts");

all of which Employee Benefit Plans, Securityholders' Agreements, Management Agreements, Employment Agreements, Collective Bargaining Agreements, Debt Agreements, Tax Sharing Agreements, Affiliate Contracts and Material Contracts shall be in form and substance satisfactory to the Required Lenders and shall be in full force and effect on the Funding Date.

            3.15  Solvency Certificate; Insurance Analyses; Etc. On the
Funding Date, the Borrower shall cause to be delivered to each of the Lenders
(i) a solvency certificate, in the form of Exhibit F, from the chief financial officer of the Borrower addressed to each of the Lenders and dated the Funding Date and in form and substance satisfactory to the Lenders, setting forth the conclusion that, after giving effect to the Transaction and the incurrence of all financings contemplated hereby, each Loan Party and all Loan Parties taken as a whole are not insolvent and will not be rendered insolvent by the Indebtedness incurred in connection with the Transaction, will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature and become due and (ii) evidence of insurance complying with the requirements of Section 5.03, in scope, form and substance satisfactory to the Lenders.

            3.16 No Default; Representations and Warranties. At the time of the incurrence of the Loans and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Loan Documents shall be true and complete with the same effect as though such representations and warranties had been made on the Funding Date, except to the extent that such representations and warranties expressly relate to an earlier date.

            3.17 Warrants. On the Funding Date, each Lender shall have received the Warrants to be received by such Lender and the other Warrant Documents, in each case duly executed by the parties thereto pursuant to the Warrant Documents.

            3.18  Refinancing.

            (a) The Lenders shall be satisfied with the amount of and the terms and conditions of the repayment of, and termination of all commitments and documentation relating to, all Indebtedness repaid by the Borrower or its Subsidiaries, in connection with the transactions contemplated hereby (collectively, the "Refinanced Indebtedness") and the amount of all accrued interest, premiums, fees, commissions and expenses owing in connection with the repayment of such Refinanced Indebtedness. In no event shall the aggregate amount paid pursuant to the preceding sentence exceed $50,000. All Liens arising in connection with such Refinanced Indebtedness shall have been terminated (and all appropriate releases, termination statements or other instruments of assignment with respect thereto shall have been obtained), in each case to the satisfaction of the Lenders.

            (b) The Lenders shall have received copies, certified as true and complete by an appropriate officer of the Borrower, of all documents executed in connection with the repayment and termination of the Refinanced Indebtedness and the release of the Liens thereunder (the "Debt Termination Documents") all of which shall be in form and substance satisfactory to the Lenders.

            3.19  Funding.

            (a) On or prior to the Funding Date, (i) Holdings shall have received an aggregate of at least $6 million in cash equity contributions from the HIG Funds and the other shareholders of Holdings reasonably acceptable to the Lenders and in such proportions as are reasonably acceptable to the Lenders,
(ii) Holdings shall have contributed the full amount of such cash equity contributions to Newco pursuant to the terms of the Contribution Agreement,
(iii) the Continuing Stockholders shall have contributed 2,165,978 shares of Common Stock to Newco pursuant to the Contribution Agreement, and (iv) following the consummation of the Merger, the Borrower shall have utilized the full amount of the cash equity contribution referred to in clause (ii) to make payments owing in connection with the Transaction prior to or concurrently with the utilization of any proceeds of the Loans for such purposes.

            (b) On or prior to the Funding Date, (i) the Borrower shall have received $19,500,000 in cash proceeds from the incurrence of loans under the Credit Agreement and (ii) the Borrower shall have utilized the full amount of such cash proceeds to make payments owing in connection with the Transaction prior to or concurrently with the utilization of any proceeds of the Loans for such purposes.

            (c) On or prior to the Funding Date, there shall have been delivered to the Lenders true and correct copies of all Equity Financing Documents and all of the terms and conditions of such Equity Financing Documents (including, without limitation, with respect to the terms of the distributions, voting and redemption rights) shall be in form and substance satisfactory to the Required Lenders.

            3.20 Borrower's Certificate of Incorporation. On the Funding Date, there shall have been delivered to the Lenders copies of the Amended and Restated Certificate of Incorporation of Borrower, certified as true and complete by the President of Borrower and which shall be in the form attached hereto as Exhibit G, and all the terms and provisions of which shall be in form and substance satisfactory to the Lenders and shall be in full force and effect.

            3.21 Consent Letter. The Lenders shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, indicating its consent to its appointment by the Borrower and its Subsidiaries as their agent to receive service of process as specified in
Section 10.08 of this Agreement and Section 23 of the Subordinated Guaranty.

            3.22 Borrowing Base Certificate. On the Funding Date, the Borrower shall have delivered to the Lenders its initial borrowing base certificate under the Credit Agreement.

            SECTION 4. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations, warranties and agreements as to itself and its Subsidiaries on and as of the Funding Date (both before and after giving effect to the Loans and to the Transaction), all of which representations, warranties and agreements shall survive the execution and delivery of this Agreement and the other Loan Documents:

            4.01 Status. Each Loan Party and its Subsidiaries (i) is a duly organized or formed and validly existing corporation (or a limited liability company or partnership, as applicable) in good standing under the laws of the jurisdiction of its organization, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualifications except for failures to be so qualified which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of such Loan Party and its Subsidiaries taken as a whole.

            4.02 Power and Authority. Each Loan Party and its Subsidiaries has the power to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action (or limited liability company or partnership action if applicable) to authorize the execution, delivery and performance by it of each of such Documents.

Each Loan Party and its Subsidiaries has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

            4.03 No Violation. Neither the execution, delivery or performance by any Loan Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality applicable to it, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Credit Documents) upon any of the property or assets of any Loan Party or its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument to which any of them are a party or by which any of their property or assets is bound or to which any of them may be subject or (iii) will violate any provision of the partnership agreement, operating agreement, certificate of incorporation or by-laws (or similar organizational documents) of any Loan Party or its Subsidiaries.

            4.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Funding Date and are in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document,
(ii) the legality, validity, binding effect or enforceability of any such Document or (iii) the Transaction.

            4.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; Etc.

            (a)(i) The financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 3.11, which in the case of the consolidated financial statements for the years ended March 31, 1997, 1998 and if delivered, 1999 have been examined or reviewed by the accountants referred to therein, who delivered unqualified opinions in respect thereto and (ii) the pro forma (after giving effect to the Transaction and the related financing thereof) consolidated balance sheet of the Borrower as at the Funding Date, copies of all of which financial statements referred to in the preceding clauses (i) and (ii) have heretofore been furnished to each Lender, present fairly the financial position of the respective entities at the dates of said statements and the results of operations for the period covered thereby (or, in the case of the pro forma balance sheet, present a good faith estimate of the pro forma financial condition of the Borrower and its Subsidiaries (after giving effect to the Transaction) on a consolidated basis at the date thereof). All such financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied except with respect to the eleven-month interim financial statements which are subject to normal and recurring year-end audit adjustments (which shall not be material) and the absence of footnotes. Since March 31,1998, there has been no material adverse change in the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

            (b) On and as of the Funding Date, on a pro forma basis after giving effect to the Transaction and all other transactions contemplated by the Documents and to all Indebtedness (including, without limitation, the Loans) being incurred in connection with the Transaction, and Liens created, and to be created, by each Loan Party in connection therewith: (a) the sum of the assets (including all contribution and subrogation rights and other intangible assets), at a fair valuation, of each Loan Party will exceed its debts; (b) no Loan Party has incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature; and (c) each Loan Party will have sufficient capital with which to conduct its business. For purposes of this
Section 4.05(b) "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, subordinated, disputed, undisputed, secured or unsecured.

            (c) Except as fully reflected in the financial statements and the notes related thereto described in Section 4.05(a), there were as of the Funding Date (and after giving effect to the Transaction and the other transactions contemplated hereby and by the Documents) no liabilities or obligations with respect to any Loan Party of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to any Loan Party and its Subsidiaries taken as a whole. As of the Funding Date, no Loan Party knows of any basis for the assertion against any Loan Party of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements and the notes related thereto described in Section 4.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to any Loan Party and its Subsidiaries taken as a whole. As of the Funding Date (and after giving effect to the Transaction), no Loan Party will have any outstanding Indebtedness or preferred stock or other preferred equity interests other than (i) the Loans (ii) the Senior Debt and (iii) the Existing Indebtedness.

            (d) On and as of the Funding Date, the Projections have been prepared in good faith by the Borrower with the participation of management of the Borrower and have been prepared on a basis consistent with the pro forma financial statements referred to in Section 4.05(a) and there are no statements or conclusions in any of the Projections which are based upon or include information known to any Loan Party to be misleading or which fail to take into account material information regarding the matters reported therein. On the Funding Date, the Borrower believes that the Projections were reasonable and attainable (it being recognized by the Lenders that projections as to future events are not to be viewed as facts and actual results during the periods covered by the Projections probably will differ from the projected results and that those differences may be material, and no representation is made that the Projections will in fact be attained).

            4.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to any Document or the transactions contemplated thereby, or (ii) that are likely to materially and adversely affect the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of any Loan Party and its Subsidiaries taken as a whole.

            4.07 True and Complete Disclosure. All factual information (taken as a whole, it being understood that the Projections shall not be deemed to be factual information) heretofore or contemporaneously furnished by or on behalf of any of the Loan Parties or their Subsidiaries in writing to any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any of the Loan Parties and their Subsidiaries in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact. There is no fact known to the Borrower which is reasonably likely to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of any Loan Party and its Subsidiaries taken as a whole, which has not been disclosed herein or in the other Loan Documents or such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

            4.08  Use of Proceeds; Margin Regulations.

            (a) All proceeds of the Loans shall be used by the Borrower (i) to repay the Refinanced Indebtedness, (ii) to finance, in part, the Recapitalization Consideration, (iii) to pay Transaction Fees and Expenses and
(iv) for other working capital and general corporate purposes.

            (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

            4.09 Tax Returns and Payments. Each of the Loan Parties and each of their Subsidiaries has filed or caused to be timely filed with the appropriate taxing authority, all returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of such Loan Party or such Subsidiary. The Returns accurately reflect all liability for taxes of such Loan Party or such Subsidiary as a whole for the periods covered thereby. Each of the Loan Parties and each of their Subsidiaries has paid all taxes payable by it which have become due other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of any of the Loan Parties and each of their Subsidiaries, threatened by any authority regarding any taxes relating to any Loan Party or any of its Subsidiaries. As of the Funding Date, none of the Loan Parties or their Subsidiaries has entered into an agreement or waiver or has been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of any of the Loan Parties or their Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of any of the Loan Parties or their Subsidiaries not to be subject to the normally applicable statute of limitations. None of the Loan Parties or their Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. None of the Loan Parties or their Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction or any other transactions contemplated hereby.

            4.10 Compliance with ERISA. Schedule IX sets forth each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither any Loan Party nor any Subsidiary of a Loan Party nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409, 502(i), 502(1), 515 or 4062, 4063, 4064, 4069, 4201, 4204 or 4212
of ERISA or Section 401(a)(29), 4971 or Section 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to any Loan Party or any Subsidiary of a Loan Party or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Loan Parties and their ERISA Affiliates to all plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date hereof, would not exceed $50,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of any Loan Party, any Subsidiary of a Loan Party or any ERISA Affiliate has at all times been operated in compliance with the provisions of
Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of any Loan Party or any Subsidiary of a Loan Party or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the General Partner, the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

         4.11 Representations and Warranties in Documents. All representations and warranties set forth in the Documents and their corresponding annexes, exhibits and schedules are true in all material respects at the time as of which such representations and warranties were made and on the Funding Date.

         4.12 Properties. Each of the Borrower and each of its Subsidiaries has good and merchantable title to all material properties owned by them, including all property reflected in the consolidated pro forma balance sheet (after giving effect to the Transaction) referred to in Section 4.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by Section 6.02), free and clear of all Liens, other than (i) as referred to in such consolidated pro forma balance sheet or in the notes thereto or (ii) Liens otherwise permitted by Section 6.01.
Schedule V contains a true and complete list of each parcel of Real Property owned or leased by the Borrower or any of its Subsidiaries on the Funding Date and the type of interest therein held by the Borrower or such Subsidiary.

         4.13 Capitalization. On the Funding Date, after giving effect to the Transaction, the attached Schedule VII accurately sets forth the following information with respect to each Loan Party's capitalization: (1) the authorized partnership interests, capital stock, shares or membership interests of such Loan Party, (2) the number of units of each class of partnership interests, capital stock, shares or membership interests issued and outstanding in each case (i) as of the Funding Date and (ii) assuming exercise of the Warrants, (3) the number of units of each class of partnership interests, capital stock, shares or membership interests reserved for issuance upon exercise of options, warrants (including the Warrants) or convertible securities, (4) the name of each holder of partnership interests, capital stock, shares or membership interests and the number of units and percentage interest owned by each such holder and (5) with respect to all outstanding options and rights to acquire such Loan Party's equity interests: the holder, the number of units or other interests covered, the exercise price and the expiration date. No Loan Party has violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its equity interests (including the Warrants) or the Notes, and the offer, sale and issuance of the Notes or the Warrants or the issuance of Common Stock upon the exercise of the Warrants or conversion of one class of Common Stock to another do not require registration under the Securities Act or any applicable state securities laws. There are no agreements between any Loan Party's equityholders with respect to the voting or transfer of the equity interests of such Loan Party or with respect to any other aspect of such Loan Party's affairs, except for the Equityholders Agreement and the Certificate of Incorporation of the Borrower. All of the outstanding equity interests of each Loan Party have been duly and validly issued, are fully paid and nonassessable and except as set forth on Schedule VII and as provided for in the Warrant Documents and the Stockholders Agreement, there are no subscriptions, options, warrants, rights, puts, calls, commitments, conversion rights, profit participation rights, equity appreciation rights, phantom equity plans, rights of exchange, preemptive rights (statutory or contractual), rights of first refusal, rights of first offer, registration rights, plans or other agreements of any character providing for the purchase, issuance or sale of any equity interest of any Loan Party.

         4.14 Subsidiaries. On the Funding Date, the corporations, limited liability companies and partnerships listed on Schedule III are the only Subsidiaries of the Borrower.

Schedule III correctly sets forth, as of the Funding Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock (or other equity interests) of such Subsidiaries and also identifies the direct owner thereof.

         4.15 Compliance with Statutes, Etc. Each of the Loan Parties and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except with respect to each of the foregoing such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of such Loan Party and its Subsidiaries taken as a whole.

         4.16 Investment Company Act. None of the Loan Parties is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         4.17 Public Utility Holding Company Act. None of the Loan Parties is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         4.18     Environmental Matters.

         (a) Each of the Loan Parties and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws except for such noncompliances which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of such Loan Party and its Subsidiaries taken as a whole. There are no past, pending or, to the best knowledge of any Loan Party, threatened material Environmental Claims against any Loan Party or any of its Subsidiaries. There are no pending or, to the knowledge of any Loan Party threatened material Environmental Claims against any Real Property currently owned or operated by any Loan Party or any of its Subsidiaries. There are no past Environmental Claims against any Real Property currently owned or operated by any Loan Party or any of its Subsidiaries which could reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of such Loan Party and its Subsidiaries taken as a whole. There are no facts, circumstances, conditions or occurrences concerning the business or operations of any Loan Party or any of its Subsidiaries or any Real Property owned or operated at any time by any Loan Party or any of its Subsidiaries or, to the knowledge of any Loan Party, any property adjoining any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against any Loan Party or any of its Subsidiaries or any Real Property owned or operated by any Loan Party or any of its Subsidiaries or
(ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law except such Environmental Claims and restrictions which individually or in the aggregate could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of such Loan Party and its Subsidiaries taken as a whole.

         (b) No Loan Party nor any of its Subsidiaries has, at any time, generated, used, treated, stored, transported or released Hazardous Materials on, to or from any Real Property at any time owned, leased or operated by such Loan Party or any of its Subsidiaries, except for such Hazardous Material of a type and in a quantity used in the normal course of business of such Loan Party or its Subsidiaries, which Hazardous Material is being held, used, stored and disposed of in material compliance with applicable Environmental Laws.

         (c) There are not now and never have been any underground storage tanks located on any Real Property owned or operated by any Loan Party or any of its Subsidiaries.

         (d) No Real Property at any time owned or at any time operated by any Loan Party or any of its Subsidiaries is located on any site listed on, or proposed in the Federal Register for listing on, the Superfund National Priorities List, or listed on the Comprehensive Environmental Response Compensation and Liability Information System or their state equivalents.

         4.19 Labor Relations. No Loan Party nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on such Loan Party and its Subsidiaries taken as a whole. There is (i) no significant unfair labor practice complaint pending against any Loan Party or any of its Subsidiaries or, to the best knowledge of any Loan Party, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against such Loan Party or any of its Subsidiaries or, to the best knowledge of any Loan Party, threatened against any of them and (ii) no significant strike, labor dispute, slowdown or stoppage pending against any Loan Party or any of its Subsidiaries or, to the best knowledge of any Loan Party, threatened against any Loan Party or any of its Subsidiaries.

         4.20     Patents, Licenses, Franchises and Formulas.

         (a) Each Loan Party, together with its Subsidiaries, has a license to use or otherwise has the right to use, free and clear of Liens, all the material patents, patent applications, trademarks, service marks, trade names, trade secrets, copyrights, proprietary information, computer programs, data bases, licenses, franchises and formulas, or rights with respect to the foregoing (collectively, "Intellectual Property"), and has obtained all licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of any Loan Party and its Subsidiaries taken as a whole.

         (b) Each Loan Party, together with its Subsidiaries has the right to practice under and use all of its Intellectual Property.

         (c) No Loan Party or any of its Subsidiaries has knowledge of any claim by any third party contesting the validity, enforceability, use or ownership of the Intellectual Property, or of any existing state of facts that would support a claim that use by any Loan Party or any of its Subsidiaries of any such Intellectual Property has infringed or otherwise violated any Intellectual Property right of any other Person and that to the best knowledge of each Loan Party and its Subsidiaries no claim is threatened except for such claims that could not individually or in the aggregate reasonably be expected to have a material adverse affect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of any Loan Party and its Subsidiaries taken as a whole.

         4.21 Existing Indebtedness. Schedule X sets forth a true and complete list of all Indebtedness (other than the Loans and loans under the Credit Agreement) and preferred stock of the Borrower and each of its Subsidiaries as of the Funding Date after giving effect to the Transaction and the other transactions contemplated hereby (the "Existing Indebtedness"), in each case showing the aggregate amount thereof and the name of the respective obligor and any other entity which directly or indirectly guaranteed such debt. None of the Existing Indebtedness was incurred in connection with, or in contemplation of, the Transaction or the other transactions contemplated hereby.

         4.22 Restrictions on or Relating to Subsidiaries. There does not exist any encumbrance or restriction on the ability of (i) any Loan Party or any Subsidiary thereof to pay dividends or make any other distributions on its capital stock, partnership interests or any other interest or participation in its profits, or to pay any Indebtedness, (ii) any Loan Party or any Subsidiary thereof to make loans or advances to another Loan Party or any Subsidiary thereof or (iii) any Loan Party or any Subsidiary thereof to transfer any of its properties or assets to another Loan Party or any Subsidiary thereof, except for such encumbrances or restrictions existing under or by reason of (x) applicable law, (y) this Agreement, the other Loan Documents and the Credit Documents and
(z) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Loan Party or any Subsidiary thereof.

         4.23 The Transaction. All aspects of the Transaction have been effected in accordance with the Documents and all applicable law. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities and all third parties required in order to consummate the Transaction shall have been obtained, given, filed or taken and are in full force and effect (or effective judicial relief with respect thereto has been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents or imposes adverse conditions upon the consummation of the Transaction. Additionally, at the time of consummation thereof, there does not exist any judgment, order or injunction prohibiting or imposing adverse conditions upon the consummation of the Transaction, and there does not exist any judgment, order or injunction prohibiting or imposing any adverse condition upon the Loans or the performance by any of the Loan Parties or their Subsidiaries of their obligations under the Documents.

         4.24 Material Contracts. All Material Contracts of the Borrower and its Subsidiaries in effect on the Funding Date are listed on Schedule VI hereto. As of the Funding Date, no Loan Party nor any of its Subsidiaries is in, nor has any Loan Party or any of its Subsidiaries received any notices alleging any, breach or default by any Loan Party or any of its Subsidiaries under any Material Contract.

         4.25 Year 2000 Reprogramming. Any reprogramming required to permit the proper functioning, in and following the year 2000, of the Borrower's or any of its Subsidiaries' (i) computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, shall be completed by September 30,1999. The costs to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 (including, without limitation, reprogramming errors and the failure of others' systems or equipment) could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are, and with ordinary course upgrading and maintenance will continue to be for the term of this Agreement, sufficient to permit the Borrower and its Subsidiaries to conduct its business without such conduct resulting in a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         4.26 Special Purpose Corporation. Newco was formed solely to enter into the Recapitalization Documents and effect the Recapitalization, and except in connection therewith, as at the Funding Date has no assets or liabilities and has engaged in no other business activities.

         4.27 Offer of Notes and Warrants. Neither the Borrower nor any Person acting on its behalf has directly or indirectly offered the Notes or the Warrants or any part thereof or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Lenders and not more than five other institutional investors. Neither the Borrower nor any Person acting on its behalf has taken or will take any action which would subject the issuance and sale of the Notes or the Warrants to the provisions of Section 5 of the Securities Act, or to the provisions of any state securities law requiring registration of securities, notification of the issuance or sale thereof or confirmation of the availability of any exemption from such registration.

         4.28 Valid Issuance of Common Stock. The Borrower has duly authorized and reserved a sufficient number of Class B Shares for issuance upon the exercise of the Warrants and a sufficient number of Class A Shares for issuance upon conversion of such Class B Shares, in each case without giving effect to any additional shares of Common Stock which may be issued after giving effect to antidilution adjustments to the Warrants after the Funding Date pursuant to the Warrant Agreement. The Class B Shares, when issued and delivered by the Borrower pursuant to the Warrants, will be duly and validly issued with no liability on the part of the holders thereof and fully paid and nonassessable shares of Common Stock of the Borrower free and clear of all Liens, and no Person has any preemptive rights, rights of first refusal or rights of first offer with respect thereto.

         SECTION 5. Affirmative Covenants. The Borrower covenants and agrees that on and after the Effective Date and until the Loans and Notes, together with interest, and all other Obligations, are paid in full and for so long as the Commitment is outstanding:

         5.01     Information Covenants. The Borrower shall furnish to each
Lender:

         (a) Monthly Reports. Within 30 days after the end of each fiscal month the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related consolidated statements of earnings for such month and for the elapsed portion of the fiscal year ended with the last day of such month, setting forth comparative figures for the corresponding month and elapsed portion of such fiscal year for the prior fiscal year and comparable budgeted figures for such period, all of which shall be certified by the chief financial officer or controller of the Borrower as fairly presenting the financial condition of the Borrower at such time and as of the end of such periods, subject to normal and recurring year-end audit adjustments.

         (b) Quarterly Financial Statements. Within 45 days after the close of each quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly period and the related consolidated statements of earnings and shareholders' equity and statement of cash flows for such quarter, in each case for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year and comparable budgeted figures for such period, all of which shall be certified by the chief financial officer or controller of the Borrower as fairly presenting the financial condition of the Borrower at such time and as of the end of such periods, subject to normal year-end audit adjustments.

         (c) Annual Financial Statements. Within 120 days after the close of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of earnings and shareholder's equity and statement of cash flows for such fiscal year and setting forth comparative figures for the preceding fiscal year and comparable budgeted figures for such period and certified as fairly presenting the financial condition of the Borrower at such time and as of the end of such periods by any of the "big five" or other-independent certified public accountants of recognized national standing reasonably acceptable to the Required Lenders, together with a signed opinion of such accounting firm (which opinion shall not be qualified in any respect) stating that in the course of its regular audit of the financial statements of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and shall be accompanied by a management discussion and analysis of the results of operations and financial condition with respect to such period.

         (d) Management Letters. Promptly after the receipt thereof by Holdings, the Borrower or any Subsidiary of the Borrower, a copy of any "management letter" received by Holdings, the Borrower or such Subsidiary from its certified public accountants.

         (e) Budgets. As soon as available but in no event later than 30 days after the first day of each fiscal year of the Borrower, a budget for the Loan Parties in form customarily prepared by the Borrower (including budgeted statements of earnings and sources and uses of cash, capital expenditures, cash flow statements and balance sheets) prepared by the Borrower for each calendar month of such fiscal year and on an annual basis for the next succeeding fiscal year prepared in reasonable detail with appropriate presentation and discussion of the principal assumptions upon which such budgets are based, accompanied by the statement of the chief financial officer or controller of the Borrower to the effect that, to the best of his or her knowledge, the budget is a reasonable estimate for the periods covered thereby.

         (f) Officers' Certificates. At the time of the delivery of the financial statements provided for in Section 5.01(a), (b) and (c), a certificate of the chief financial officer or controller, of the Borrower to the effect that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate, in the case of certificates delivered pursuant to Section 5.01 (b) or (c), shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 2.02(c), 6.02, 6.04 and 6.07 through 6.10, inclusive, at the end of such fiscal quarter or year, as the case may be.

         (g) Notice of Default or Litigation. Promptly, and in any event within two Business Days after an officer of any of the Loan Parties or any of their Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) any litigation or governmental investigation or proceeding pending (x) against any of the Loan Parties or any of their Subsidiaries which could reasonably be expected to materially and adversely affect the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of any Loan Party and its Subsidiaries taken as a whole or (y) with respect to any Document, (iii) any other event which could reasonably be expected to materially and adversely affect the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of any Loan Party and its Subsidiaries taken as a whole and (iv) any default or breach by any Loan Party or any of its Subsidiaries under any Material Contract, or receipt of any notice of such default or breach received from any party to any Material Contract.

         (h) Other Reports and Filings. Promptly upon transmission thereof, copies of any financial information, proxy materials and other information and reports, if any, which any of the Loan Parties or any of their Subsidiaries (x) has filed with the Securities and Exchange Commission or any successor thereto (the "SEC"), (y) has delivered to holders of, or any agent or trustee with respect to, Indebtedness (including the holders of any Senior Indebtedness) of such Loan Party or such SubsidiarY in its capacity as such a holder, agent, or trustee or (z) has delivered to its partners or shareholders generally.

         (i) Environmental Matters. Promptly upon, and in any event within five Business Days after an officer of any of the Loan Parties or any of their Subsidiaries obtains knowledge thereof, notice of any of the following environmental matters: (i) any pending or threatened material Environmental Claim against any of the Loan Parties, any of their Subsidiaries, any Real Property owned or operated by any of the Loan Parties or any of their Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated at any time by any of the Loan Parties or any of their Subsidiaries that (A) could reasonably be anticipated to result in a material noncompliance by such Loan Party or Subsidiary with any applicable Environmental Law, or (B) could reasonably be anticipated to form the basis of a material Environmental Claim against such Loan Party or Subsidiary or any Real Property owned or operated by such Loan Party or Subsidiary; (iii) any condition or occurrence on any Real Property owned or operated by any of the Loan Parties, any of their Subsidiaries or any property adjoining such Real Property that could reasonably be anticipated to cause any of such Real Property owned or leased by any Loan Party or any of its Subsidiaries to be subject to any material restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law; and (iv) the taking of any removal or remedial action in response to a material Release or material threatened Release or the actual or alleged presence of any Hazardous Material on or from any Real Property owned or operated at any time by any of the Loan Parties or any of their Subsidiaries in each case as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and such Loan Party's or such Subsidiary's response thereto. In addition, each Loan Party will provide the Lenders with copies of all material communications with any government or governmental agency relating to Environmental Claims, all material communications with any person relating to material Environmental Claims, and such detailed reports of any material Environmental Claim as may reasonably be requested by any of the Lenders.

         (j) Credit Agreement Notices and Amendments. Promptly upon transmission thereof, a copy of any notice of default furnished by the Borrower under the Credit Documents simultaneously with the delivery thereof to any of the Banks or to the Senior Agent. Upon execution thereof, a copy of each amendment, modification, consent and waiver of or under any of the Credit Documents.

         (k) Annual Meetings with Lenders. Within 120 days after the close of each fiscal year of the Borrower, the Borrower shall, at the request of the Required Lenders, hold a meeting (at a mutually agreeable site and time), with all Lenders who choose to attend such meeting at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Loan Parties and their Subsidiaries and the budgets presented for the current fiscal year of the Loan Parties and their Subsidiaries.

         (l) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to any Loan Party or its Subsidiaries, as any Lender may reasonably request.

         5.02 Books, Records and Inspections. Each Loan Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries, in conformity with United States generally accepted accounting principles and all requirements of law, shall be made of all dealings and transactions in relation to its business and activities. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit, upon reasonable notice, officers and designated representatives of any Lender to visit and inspect, under guidance of officers of the Borrower or such Subsidiaries, any of the properties of any Loan Party or its Subsidiaries, and to examine the books of account of each Loan Party or its Subsidiaries and discuss the affairs, finances and accounts of each Loan Party or its Subsidiaries with, and be advised as to the same by, its and their officers, all at such reasonable times and intervals and to such reasonable extent as such Lender may request.

         5.03 Maintenance of Property, Insurance. Schedule II sets forth a true and complete listing of all insurance maintained by each Loan Party and each of its Subsidiaries as of the Effective Date. Each Loan Party will, and will cause each of its Subsidiaries to, (i) keep all material property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks and liabilities as are described on Schedule II (including, without limitation, key-man life insurance on the lives of each of William F. Hay and Denise DuBarry Hay in an amount of at least $5,000,000 for each such Person), and (iii) furnish to each Lender, upon written request, full information as to the insurance carried.

         5.04 Corporate Franchises. Each Loan Party shall, and shall cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its rights, franchises licenses and patents necessary for the operation of its businesses; provided, however, that nothing in this Section 5.04 shall prevent the withdrawal of any such Person of its qualification as a foreign CORPORATION in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, properties, operations, condition (financial or otherwise) or prospects of such Loan Party and its Subsidiaries taken as a whole.

         5.05 Compliance with Statutes, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of such Loan Party and its Subsidiaries taken as a whole.

         5.06     Compliance with Environmental Laws.

         (a) Each Loan Party shall, and shall cause each of its Subsidiaries to, comply, in all material respects, with all Environmental Laws applicable to the ownership or use of all the Real Property, and shall promptly pay, or cause its Subsidiaries to promptly pay all costs and expenses incurred in such compliance, and will keep or cause to be kept such Loan Party's or its Subsidiaries' interest in all owned Real Properties free and clear of any Liens imposed pursuant to such Environmental Laws imposed in connection with their ownership or use. No Loan Party or any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property, or transport or permit the transportation of Hazardous Materials to or from any Real Property, other than in the normal course of business in compliance with applicable law. If required to do so under any applicable directive or order of any governmental agency, each Loan Party agrees to undertake, and cause each of its Subsidiaries to undertake, any clean up, removal, remedial or other action necessary remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by a Loan Party or any of its Subsidiaries in accordance with, in all material respects, such orders and directives of all governmental authorities, except to the extent that such Loan Party or such Subsidiary is contesting such order or directive in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP.

         (b) At the request of the Required Lenders at any time and from time to time during the existence of this Agreement: (i) if an Event of Default exists under this Agreement, (ii) upon the reasonable belief by the Required Lenders that the Borrower or any of its Subsidiaries has breached any representation or covenant herein with respect to any environmental matters and such breach is continuing or (iii) in the event notice is provided under Section
5.01 (i) herein the Borrower will provide, at its sole cost and expense (or will cause the Borrower to provide at its sole cost and expense), an environmental site assessment report reasonable in scope concerning any Real Property of any Loan Party or its Subsidiaries, prepared by an environmental consulting firm approved by the Required Lenders, indicating the presence or Release of Hazardous Materials on or from any of the Real Property and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same after thirty days' notice, the Required Lenders may order the same, and the Borrower shall grant and hereby grants to each of the Lenders and their agents access to such Real Property and specifically grants each of the Lenders and irrevocable non-exclusive license to undertake such an assessment all at the Borrower's expense.

         5.07 ERISA. As soon as possible and, in any event, within ten (10) days after any Loan Party, any Subsidiary of any Loan Party or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate by the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that such Loan Party, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by such Loan Party, such Subsidiary, the Plan Administrator or such ERISA Affiliate to or with the PBGC or any other governmental agency, or a Plan participant and any notice received by such Loan Party, such Subsidiary or ERISA Affiliate from the PBGC or any other government agency, or a

Plan participant, or the Plan administrator with respect thereto: that a Reportable Event has occurred; that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection
 .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is
reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that any Loan Party, any Subsidiary of any Loan Party or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(1) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980E of the Code; or that any Loan Party or any Subsidiary of any Loan Party may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan. The Borrower will deliver to each of the Lenders copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The Borrower will also deliver to each of the Lenders a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by any Loan Party, any Subsidiary of any Loan Party or any ERISA Affiliate with respect to any Plan shall be delivered to the Lenders no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other government agency or such notice has been received by any Loan Party, the Subsidiary or the ERISA Affiliate, as applicable.

         5.08 End of Fiscal Years; Fiscal Quarters. Each Loan Party will cause its, and each of its Subsidiaries', fiscal years to end on March 31 of each year and each of its, and each of its Subsidiaries', four fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

         5.09 Performance of Obligations. Each Loan Party will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each Material Contract, mortgage, indenture, security agreement and other debt instrument by which it is bound, except such nonperformances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of such Loan Party and its Subsidiaries taken as a whole.

         5.10 Payment of Taxes. Each Loan Party shall, and shall cause each of its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties would otherwise attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of any of its Subsidiaries not otherwise permitted under Section 6.01; provided, however, that no Loan Party or any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

         5.11     Use of Proceeds, Margin Regulations.

         (a) The Borrower shall use all proceeds of the Loans as provided in Section 4.08(a).

         (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of the Regulation T, U or X of the Board of Governors of the Federal Reserve System.

         5.12 Year 2000 Compliance. The Borrower will ensure that any reprogramming required to permit the proper functioning, in and following the year 2000, of the Borrower's or any of its Subsidiaries' (i) computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, is completed by September 30,1999, except insofar as the failure to do so will not have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, and the Borrower will notify the Lenders promptly upon detecting any failure to achieve year 2000 computer readiness. In addition, the Borrower will provide any Lender with such information about its year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as such Lender shall reasonably request.

         5.13 Observation Rights. PCF may designate one individual (the "Observer") to attend (in person or by telephone) all meetings of the Board of Directors of the Borrower and of any similar governing body of the Borrower (and any committees thereof) at the reasonable expense of the Borrower, provided that in the case of telephonic meetings conducted in accordance with the Certificate of Incorporation and By-Laws and applicable law, the Observer will be given the opportunity to participate in such telephonic meetings. The Observer shall be entitled to receive all reports, presentations and materials, as if such Observer were a member of each such board or other body, at the same time that such Persons are provided such information, all at the reasonable expense of the Borrower. Following any such meeting, the Borrower shall provide the Observer with copies of the agenda and minutes with respect thereto, whether or not an Observer participated in or attended such meeting. The Borrower agrees to give the Observer prior written notice of all meetings (including telephonic meetings) of such board or other body (and any committees thereof) promptly after the scheduling thereof and in any event no later than five Business Days prior to such meeting, or if such meeting is scheduled less than five Business Days in advance, on the Business Day preceding the date for which such meeting has been scheduled. If any such board or other body proposes to take any action by written consent in lieu of a meeting, the Borrower shall forward the form of such written consent to the Observer prior to its execution and at the same time as it is forwarded to, or prepared by, such board or other body.

         5.14 Intellectual Property Rights. Each Loan Party will, and will cause each of its Subsidiaries to, maintain in full force and effect all Intellectual Property rights necessary or appropriate to the business of such Loan Party or any Subsidiary of such Loan Party and take no action (including, without limitation, the licensing of Intellectual Property), or fail to take an action, as the case may be, in connection with such Intellectual Property rights which could reasonably be expected to result in a material adverse effect on the performance, business, assets, nature of assets, liabilities, properties, operations, condition (financial or otherwise) or prospects of such Loan Party and its Subsidiaries taken as a whole. Each Loan Party shall, and shall cause each of its Subsidiaries to, diligently prosecute all pending applications filed in connection with seeking the Intellectual Property rights and take all other reasonable actions necessary for the protection and maintenance of the Intellectual Property rights necessary or appropriate to the business of such Loan Party or any Subsidiary of such Loan Party at all times from and after the Funding Date other than any such actions the failure of which, in the aggregate, could not reasonably be expected to have a material adverse effect on the performance, business, assets, nature of assets, liabilities, operations, properties, condition (financial or otherwise) or prospects of such Loan Party and its Subsidiaries taken as a whole.

         SECTION 6. Negative Covenants. The Borrower hereby covenants that on and after the Effective Date and until the Loans and Notes, together with interest and all other Obligations incurred hereunder and thereunder, have been paid in full and the Commitment is no longer outstanding:

         6.01 Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any of their respective property or assets (real or personal, tangible or intangible), whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to such Person), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute with respect to property or assets of any Loan Party or any of its Subsidiaries; provided, however, that the provisions of this Section 6.01 shall not prevent the Borrower or any of its Subsidiaries from creating, incurring, assuming or permitting the existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                  (i) inchoate Liens with respect to the Borrower or any Subsidiary of the Borrower for taxes not yet due or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

                  (ii) Liens in respect of property or assets of the Borrower or any Subsidiary of the Borrower imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's, mechanics' and landlords' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or any of its Subsidiaries' property or assets or materially impair the use thereof in the operation of the business of the Borrower or the Subsidiaries of the Borrower or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (iii) Liens of the Borrower or the Subsidiaries in existence on the Effective Date which are listed, and the property subject thereto described, on Schedule IV;

                  (iv)     Liens securing Senior Debt under the Credit
         Agreement;

                  (v) easements, rights-of-way, restrictions, covenants, encroachments and other similar charges or encumbrances on the real property of the Borrower or any of its Subsidiaries arising in the ordinary course of business and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

                  (vi) Liens on property of the Borrower and its Subsidiaries subject to, and securing only, Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 6.04(iii), provided that such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of its Subsidiaries;

                  (vii) Liens (other than any Lien imposed by ERISA) on property of the Borrower or any Subsidiary of the Borrower incurred or deposits made in the ordinary course of business in connection with (x) workers' compensation, unemployment insurance and other types of social security or (y) to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), provided that the aggregate amount of cash and the fair market value of the property encumbered by Liens described in this clause (vi) shall not exceed $200,000;

                  (viii) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any Subsidiary of the Borrower within 90 days following the time of purchase thereof by the Borrower or any of its Subsidiaries and improvements and accretions thereto to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or any Indebtedness incurred to refinance such Indebtedness, provided that (x) the aggregate principal amount of all Indebtedness secured by Liens permitted by this clause (vii) does not exceed the aggregate amount of Indebtedness permitted under Section 6.04(iii) with respect to all machinery and equipment, (y) in all events, the Lien encumbering the equipment or machinery so acquired and improvements and accretions thereto does not encumber any other asset of the Borrower or any of its Subsidiaries and (z) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 70%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness;

                  (ix) Liens arising from precautionary UCC-1 financing statement filings regarding operating leases entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business;

                  (x) inchoate Liens (where there has been no execution or levy and no pledge or delivery of collateral) arising from and out of judgments or decrees in existence at such time not constituting an Event of Default under Section 7.07;

                  (xi) licenses of Intellectual Property permitted to be granted to third-persons in accordance with Section 6.02;

                  (xii) any interest or title of a licensor of Intellectual Property licensed by the Borrower or any of its Subsidiaries or of any lessor under any lease permitted by this Agreement; and

                  (xiii) additional Liens incurred by the Borrower and its Subsidiaries so long as the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $100,000.

                  6.02 Consolidation, Merger, Purchase or Sale of Assets, Etc. The Borrower shall not, and shall not permit any of its Subsidiaries to,
(i) wind up, liquidate or dissolve its affairs, (ii) enter into any transaction of merger or consolidation, (iii) convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, including without limitation assets consisting of capital stock of a Subsidiary thereof or stock equivalents thereof, (iv) enter into any partnerships, joint ventures or sale-leaseback transactions, or (v) purchase, lease or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions by the Borrower or any of its Subsidiaries of inventory, materials and equipment in the ordinary course of business, it being understood that Product Acquisition Expenditures shall not be considered within the scope of this exception) of any Person, or make or maintain any loan, extension of credit or advance to any Person, or own or purchase or otherwise acquire any capital stock or equity interests or obligations of or other securities of any Person, or otherwise make any other investment or capital contribution in any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents, except that the following shall be permitted:

                  (A) Capital Expenditures by the Borrower and its Subsidiaries to the extent permitted pursuant to Section 6.07;

                  (B) the Borrower and its Subsidiaries may sell obsolete, worn-out or uneconomic equipment in the ordinary course of business so long as the amount of Net Sale Proceeds from such sales in any one fiscal year does not exceed $200,000 in the aggregate and such proceeds are applied in accordance with the term 2 of Section 2.02(c);

                  (C) the Borrower and its Subsidiaries may enter into operating leases in the ordinary course of business;

                  (D) the Borrower and its Subsidiaries may make and maintain investments (1) consisting of receivables owing to any of them (including, without limitation, through the indirect acquisition thereof through a security interest), if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (2) in cash and Cash Equivalents; (3) in Interest Rate Contracts permitted under Section 6.04(iii), (4) consisting of loans and advances in the ordinary course of business and consistent with past practices to their respective employees for moving, travel and emergency expenses and other similar expenses, so long as the aggregate principal amount thereof at any one time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $100,000, (5) consisting of purchases or acquisitions of securities of trade creditors or customers received in any plan of reorganization or similar arrangement on the bankruptcy or insolvency of such trade creditors or customers or received in settlement of delinquent obligations of, and other disputes with, suppliers arising in the ordinary course of business, (6) consisting of obligations, so long as the aggregate outstanding amount does not exceed $250,000, of one or more officers or other employees of the Borrower or its Subsidiaries in connection with such officers' or employees' acquisition of shares of Common Stock so long as no cash is paid by the Borrower or any of its Subsidiaries in connection with the acquisition of any such obligations and (7) consisting of additional investments or loans in an aggregate amount after the Funding Date not to exceed $500,000;

                  (E) the Borrower and its Subsidiaries may sell inventory in the ordinary course of business;

                  (F) the Loan Parties may consummate the Transaction in accordance with the Documents;

                  (G) the Borrower and its Subsidiaries may sell or discount, in each case without recourse, accounts receivables arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

                  (H)      Dividends may be paid to the extent permitted by
         Section 6.03;

                  (I) the Borrower may transfer assets (including without limitation cash, and which transfer may be effected by way of asset transfer, loan or equity contribution) to Wholly-Owned Domestic Subsidiaries which are Subordinated Guarantors and Wholly Owned Foreign Subsidiaries; provided. that the aggregate fair market value of all such assets so transferred (determined in good faith by the Board of Directors or senior management of the Borrower) to all such Foreign Subsidiaries does not exceed $200,000;

                  (J) any Foreign Subsidiary may be merged with and into, or be dissolved or liquidated into, or transfer any of its assets to, any Wholly-Owned Foreign Subsidiary so long as such Wholly-Owned Foreign Subsidiary is the surviving corporation of any such merger, dissolution or liquidation;

                  (K) the assets of any Foreign Subsidiary may be transferred to the Borrower or any of its Wholly-Owned Domestic Subsidiaries which is a Subordinated Guarantor, and any Foreign Subsidiary may be merged with and into, or be dissolved or liquidated into, the Borrower or any of its Wholly-Owned Domestic Subsidiaries which is a Subordinated Guarantor so long as the Borrower or such Wholly-Owned Domestic Subsidiary is the surviving corporation of any such merger, dissolution or liquidation;

                  (L) any Domestic Subsidiary of the Borrower may transfer assets to the Borrower or to any other Wholly-Owned Domestic Subsidiary of the Borrower which is a Subordinated Guarantor;

                  (M) any Wholly-Owned Domestic Subsidiary of the Borrower may merge with and into the Borrower so long as the Borrower is the surviving corporation of such merger;

                  (N) any Domestic Subsidiary of the Borrower may merge with and into, or be dissolved or liquidated into, any other Wholly-Owned Domestic Subsidiary of the Borrower which is a Subordinated Guarantor so long as such Wholly-Owned Domestic Subsidiary of the Borrower is the surviving corporation of such merger, dissolution or liquidation; and

                  (O) each of the Borrower and its Subsidiaries may, in the ordinary course of business, license as licensee or licensor patents, trademarks, copyrights and know-how to or from third Persons, so long as (a) to the extent such licensing involves Product Acquisition Expenditures, such Product Acquisition Expenditures are permitted under
         Section 6.18 and (b) any such license by the Borrower or any of its Subsidiaries in its capacity as licensor is permitted to be assigned pursuant to the Credit Documents (to the extent that a security interest in such patents, trademarks, copyrights and know-how is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Borrower or any of its Subsidiaries pursuant to the Credit Documents in the intellectual property covered by such license.

                  6.03 Dividends. The Borrower shall not, and shall not permit any of its Subsidiaries to, declare or pay any Dividends, except that (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower, (ii) so long as no Default or Event of Default is then in existence or would result from the payment of the respective Dividend, the Borrower may pay Dividends for one or more purchases of Warrants pursuant to the put rights under Section 11 of the Warrant Agreement and (iii) the Borrower may redeem or purchase shares of Common Stock or options to purchase Common Stock, as the case may be, held by the management of the Borrower following the termination, death or disability of such individuals, provided that (x) the aggregate amount paid by the Borrower in cash and subordinated notes of the Borrower in the form of Exhibit N (the "Subordinated Redemption Note") in respect of all such redemptions and/or purchases shall not exceed $250,000 per fiscal year or $1 million since the Funding Date and (y) at the time of any payment permitted to be made pursuant to this Section 6.03(iii), no Default or Event of Default shall then exist or result therefrom.

                  6.04 Indebtedness. The Borrower shall not, and shall not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (i) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

                  (ii)     Senior Debt;

                  (iii) Indebtedness of the Borrower or any of its Subsidiaries under (a) any Interest Rate Contract or under any similar type of agreement to the extent such is entered into to satisfy the requirements of the Credit Agreement as in effect on the date hereof, or any other interest rate caps entered into to protect the Borrower against fluctuations in interest rates in respect of its obligations under the Credit Agreement or (b) Indebtedness under Interest Rate Contracts providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations so long as the entering into of such agreements are bona fide hedging activities in connection with the purchase or sale of goods;

                  (iv) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations and Indebtedness secured by Liens permitted by Section 6.01(vii); provided that the aggregate amount of Indebtedness evidenced by Capitalized Lease Obligations under all Capital Leases when aggregated with the amount of Indebtedness secured by Liens permitted by Section 6.01(vii), in each case, incurred after the Funding Date, shall not exceed $1,000,000;

                  (v) Existing Indebtedness outstanding on the Funding Date and listed on Schedule X (other than Senior Debt), without giving effect to any subsequent extension, renewal or refinancing thereof;

                  (vi) Indebtedness consisting of guaranties (x) by the Borrower of Indebtedness, leases and other obligations permitted to be incurred by Wholly-Owned Domestic Subsidiaries which are Subordinated Guarantors, (y) by Domestic Subsidiaries of Indebtedness, leases and other obligations permitted to be incurred by the Borrower or other Wholly-Owned Domestic Subsidiaries, and (z) by Foreign Subsidiaries of Indebtedness, leases and other obligations permitted to be incurred by other Wholly-Owned Foreign Subsidiaries;

                  (vii) the Borrower and its Subsidiaries may make intercompany loans between or among one another ("Intercompany Loans"), only to the extent permitted in accordance with Section 6.02; provided that (x) each Intercompany Loan made by a Foreign Subsidiary to the Borrower or a Domestic Subsidiary and each Intercompany Loan made to the Borrower shall contain the subordination provisions set forth on Exhibit M, and (y) each Intercompany Loan shall be evidenced by an Intercompany Note;

                  (viii) Indebtedness of the Borrower under any Subordinated Redemption Note issued under and in compliance with Section 6.03(iii); and

                  (ix) additional Indebtedness of the Borrower and its Domestic Subsidiaries not otherwise permitted hereunder not exceeding $200,000 in aggregate principal amount at any time outstanding.

                  6.05 Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings, the Borrower, any Loan Party or any of their respective Subsidiaries or any Affiliate of any other stockholder of Holdings or the Borrower unless such transaction or series of related transactions is in writing and on terms that are no less favorable to the Borrower or such Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party, except that (i) the Borrower and its Subsidiaries may effect the Transaction, (ii) the Borrower and its Subsidiaries may enter into the Employment Agreements, (iii) loans may be made to employees pursuant to the terms of Section 6.02(D)(4), (iv) the Borrower may pay annual management fees of up to $250,000 per annum to HIG quarterly in arrears and out-of-pocket expenses to HIG; provided, however, to the extent there shall exist a Default or Event of Default then no such management fee will be payable until such Default or Event of Default is cured or waived, but may instead accrue, and (v) the Borrower may pay to HIG an investment banking fee in connection with the Transaction as part of the Transaction Fees and Expenses; provided that the aggregate amount of any such fee paid in connection with the Transaction shall not exceed 2% of the value (as calculated for such purposes in accordance with customary practice in the investment banking industry) of the Transaction. Except as provided in the immediately preceding sentence, in no event may any management, closing or similar fees be paid or payable by, the Borrower or any of its Subsidiaries to HIG, any HIG Fund or any Affiliate of the Borrower or any of its Subsidiaries

                  6.06 No Further Negative Pledges. Except (a) as otherwise permitted by or under the terms of this Agreement, and (b) with respect to specific property encumbered to secure payment of particular Indebtedness permitted to be incurred by the terms hereof, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any agreement prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

                  6.07     Capital Expenditures.

                  (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any fiscal year of the Borrower (commencing with fiscal year 2000) the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount thereof does not exceed the amount set forth opposite such fiscal year below:

                           Fiscal Year
                           Ended March 31              Amount
                           --------------              ------
                           2000                        $300,000
                           2001                        $300,000
                           2002                        $300,000
                           2003                        $300,000

                  (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any period (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures made by the Borrower and its Subsidiaries during such period, such excess (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in the next succeeding fiscal year; provided that in no event shall the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during any fiscal year pursuant to Section 6.07(a) and this Section 6.07(b) exceed 200% of the amount permitted to be made in such fiscal year pursuant to Section 6.07(a); and provided, further, however, to the extent unutilized Capital Expenditures are carried forward to the next succeeding year, any Capital Expenditure made in such succeeding fiscal year shall be applied first to the Capital Expenditures permitted to be incurred during such fiscal year without giving effect to any Rollover Amount and Capital Expenditures carried forward to one year shall not be permitted to be carried forward again.

                  (c) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the insurance proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Capital Expenditures are utilized (or contractually committed to being utilized) to replace or restore any properties or assets in respect of which such proceeds were paid within 180 days following the date of the receipt of such insurance proceeds to the extent such insurance proceeds are not required to be applied to repay Loans pursuant to Section 2.02(c).

                  6.08 Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters ending on a date set forth below (or, if shorter, the period beginning on July 1,1999 and ending on a date set forth below), in each case taken as one accounting period, to be less than the ratio set forth opposite such date:

                       Ended                     Fiscal Ouarter Ratio
                       -----                     --------------------
                       September 30,1999         0.85:1.00
                       December 31,1999          1.00:1.00
                       March 31, 2000            1.00:1.00
                       June 30, 2000             1.00:1.00
                       September 30, 2000        1.00:1.00
                       December 31, 2000         1.00:1.00
                       March 31, 2001            1.00:1.00
                       June 30, 2001             1.00:1.00
                       September 30, 2001        1.00:1.00
                       December 31, 2001         1.00:1.00
                       March 31, 2002            1.00:1.00
                       June 30, 2002             1.00:1.00
                       September 30, 2002        1.00:1.00
                       December 31, 2002         1.00:1.00
                       March 31, 2003            1.00:1.00
                       June 30, 2003             1.00:1.00
                       September 30, 2003        1.00:1.00
                       December 31, 2003         1.00:1.00
                       March 31, 2004            1.00:1.00
                       June 30, 2004             1.00:1.00

                  6.09 Consolidated Indebtedness to Consolidated EBITDA. The Borrower will not permit the ratio of Consolidated Indebtedness as at the end of any fiscal quarter ended on a date set forth below to Consolidated EBITDA for any period of four consecutive fiscal quarters ending on a date set forth below (or, if shorter, for the period beginning on July 1,1999 and ending on a date set forth below; provided that for any such shorter period, Consolidated EBITDA shall be annualized for purposes of this Section 6.10 by multiplying the actual Consolidated EBITDA for such period by a fraction the numerator of which is four and the denominator of which is (i) for the period ending on September 30,1999, one, (ii) for the period ending on December 31,1999, two, and (iii) for the period ending on March 31, 2000, three), in each case taken as one accounting period, to be greater than the ratio set forth opposite such date below:

                            Fiscal Quarter           Ratio
                                 Ended               -----
                            --------------
                           September 30,1999         3.25:1.00
                           December 31, 1999         2.50:1.00
                           March 31, 2000            2.50:1.00
                           June 30, 2000             2.50:1.00
                           September 30, 2000        2.50:1.00

                           December 31, 2000         2.00:1.00
                           March 31, 2001            2.00:1.00
                           June 30, 2001             1.75:1.00
                           September 30, 2001        1.50:1.00
                           December 31, 2001         1.50:1.00
                           March 31, 2002            1.50:1.00
                           June 30, 2002             1.25:1.00
                           September 30, 2002        1.00:1.00
                           December 31, 2002         1.00:1.00
                           March 31, 2003            0.75:1.00
                           June 30, 2003             0.75:1.00
                           September 30, 2003        0.75:1.00
                           December 31, 2003         0.75:1.00
                           March 31, 2004            0.75:1.00
                           June 30, 2004             0.75:1.00

                  6.10 Minimum EBITDA. The Borrower will not permit its Consolidated EBITDA for any period of four consecutive fiscal quarters ending on a date set forth below (or, if shorter, for the period beginning on July 1,1999 and ending on a date set forth below), in each case taken as one accounting period, to be less than the amount set forth opposite such date set forth below:

                            Fiscal Quarter             Amount
                                Ended                  ------
                            --------------
                           September 30, 1999        $ 1,660,000
                           December 31, 1999         $ 4,120,000
                           March 31, 2000            $ 6,600,000
                           June 30, 2000             $ 7,800,000
                           September 30, 2000        $ 8,690,000
                           December 31, 2000         $ 9,040,000
                           March 31, 2001            $ 9,390,000
                           June 30, 2001             $ 9,650,000
                           September 30, 2001        $10,000,000
                           December 31, 2001         $10,540,000
                           March 31, 2002            $11,070,000
                           June 30, 2002             $11,200,000
                           September 30, 2002        $11,370,000
                           December 31, 2002         $11,630,000
                           March 31, 2003            $11,890,000
                           June 30, 2003             $11,980,000
                           September 30, 2003        $12,110,000
                           December 31, 2003         $12,310,000
                           March 31, 2004            $12,500,000
                           June 30, 2003             $12,600,000

                  6.11 Restrictions on Additional Subordinated Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to create or suffer to exist any Indebtedness for borrowed money which (i) provides that it is subordinate in right of payment to any Senior Debt and (ii) is senior in right of payment to the Loans or other Obligations.

                  6.12 Limitation on Voluntary Payments and Modifications; Limitation on Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Etc. The Borrower shall not, and shall not permit any of its Subsidiaries to:

                  (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or voluntary or optional redemption (including pursuant to any change of control provision) or voluntary or optional acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due), of any Indebtedness that is not Senior Debt;

                  (ii) amend or modify, or permit the amendment or modification of any provision of the Documents (other than the Credit Documents) or the Existing Indebtedness or any agreement relating to any of the foregoing in any manner adverse to the Lenders;

                  (iii) amend, modify or change its partnership agreement, operating agreement, certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), by-laws (or similar organizational documents) or any agreement entered into by it with respect to its capital stock or other equity interests in any manner adverse to the Lenders or enter into any new agreement with respect to its capital stock in a manner that could reasonably be expected to be adverse to the Lenders;

                  (iv) amend, modify or change or terminate, any equityholders' agreement or enter into any other agreement with respect to its equity interests, except for such amendments, modifications or changes which are not in a manner adverse to the Lenders;

                  (v) amend, modify or change, terminate or enter into any new Tax Sharing Agreement;

                  (vi) amend, modify or change, or enter into any new Management Agreement, Employee Benefit Plan or Employment Agreements except if the aggregate cost to the Borrower and its Subsidiaries as a result of such amendments, modifications, changes to such plans and agreements and new plans and agreements is not reasonably likely to have a material adverse effect on the performance, business, property, assets, nature of assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; or

                  (vii) make any payment of any type with respect to any Indebtedness that is subordinated to the Senior Subordinated Notes, other than regularly scheduled payments of interest to the extent required by (and subject to the subordination provisions contained in) the indenture or other agreement governing such subordinated Indebtedness.

                  6.13 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (ii) make loans or advances to the Borrower or any Subsidiary of the Borrower or (iii) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reason of (w) applicable law, (x) this Agreement, the other Loan Documents and the Credit Documents, (y) customary provisions restricting subletting or assignments of any lease governing a leasehold interest of the Borrower or any other Subsidiary of the Borrower and (z) the asset transfer restrictions imposed by purchase money financing permitted pursuant to Section 6.04(iii).

                  6.14     Limitation on Issuance of Capital Stock.

                  (a) The Borrower shall not permit any of its Subsidiaries to, issue any capital stock (including by way of sales of treasury stock) or other ownership interests or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares, or (ii) for stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of any Person in any class of the capital stock of the Borrower or such Subsidiary.

                  (b) The Borrower will not issue any capital stock, except for issuances of Borrower Common Stock and Permitted Borrower Securities; provided that in each case the issuance thereof would not give rise to a Change of Control.

                  6.15 Business. The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than a Permitted Business.

                  6.16 Limitation on Creation of Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, establish, create or acquire any new Subsidiary; provided that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish, create or acquire Wholly-Owned Subsidiaries so long as (i) at least 15 days' prior written notice thereof (or such lesser notice as is acceptable to the Lenders) is given to the Lenders and (ii) such new Subsidiary executes a counterpart of the Subordinated Guaranty; provided, however, that in the event the Lenders reasonably determines, in light of all the circumstances (including, without limitation, the value to the Lenders of the Foreign Subsidiary entering into the documents described in clause (ii) as compared to any adverse tax consequences that the Borrower may experience as a result thereof, not to require any Foreign Subsidiary to enter into the documentation described in clause (ii), then such Foreign Subsidiary shall not be required to do so. In addition, at the request of Lenders, each new Wholly-Owned Subsidiary that is required to execute any Loan Document shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 3 as such new Subsidiary would have had to deliver if such new Subsidiary were a Loan Party on the Funding Date.

         6.17 Amendments with Respect to Senior Debt. The Borrower will not, and will not permit any Subsidiary to, amend, modify or restate the terms of any Senior Debt if such amendment, modification or restatement would (i) decrease the average weighted-life to maturity of the Senior Debt by more than one and one-half (1 1/2) years from that in effect on the date hereof (calculated as if such amendment was entered into on the date hereof and taking into account all previous amendments) or (ii) increase the interest rate of the Senior Debt to a rate in excess of the maximum interest rates calculated from time to time permitted under Section 1.08(a) and (b) of the Credit Agreement as such Sections are in effect on the date hereof, plus 2%.

         6.18 Product Acquisition Expenditures. Anything contained in this Agreement to the contrary notwithstanding, (i) the Borrower and its Subsidiaries may make Product Acquisition Expenditures in any fiscal year in an aggregate amount not to exceed (a) $500,000 in respect of any individual product or product line and (b) $1.5 million in respect of all products and product lines, and (ii) no other provision of this Agreement shall be deemed to permit the Borrower and its Subsidiaries to make Product Acquisition Expenditures in any fiscal year in aggregate amounts in excess of those specified in clauses (a) and
(b) of the immediately preceding clause (i).

         SECTION 7. Events of Default. Upon the occurrence of any of the following specified events (each, an "Event of Default"):

         7.01 Payments. Any Loan Party shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Loan or Note, or any Fees or any other amounts owing by it hereunder or thereunder or under any other Loan Document; or

         7.02 Representations, Etc. Any representation, warranty or statement made by any Loan Party herein or in any other Loan Document, or in any certificate delivered pursuant hereto or thereto, shall prove to be untrue in any material respect on the date as of which made or deemed made; or

         7.03 Covenants. (a) Any Loan Party or any of its Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 5.01(g)(i), (j) or (k), 5.08, 5.12 or 6 and (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by any Lender or (b) any Loan Party shall default in the due performance or observance by it of any term, covenant or agreement contained in any other Loan Document after any applicable notice provided for therein has been given or any lapse of time provided for therein has occurred; or

         7.04 Default Under Other Agreements. (i) Any Loan Party or any of its Subsidiaries shall default in any payment of any Indebtedness (other than the Obligations) at final maturity; or (ii) any Indebtedness of any Loan Party or any of its Subsidiaries (other than the Obligations) shall be declared to be due and payable prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to this Section 7.04 unless the aggregate amount of all Indebtedness referred to in clauses (i) and (ii) above exceeds $500,000 at any one time; or

         7.05 Bankruptcy, Etc. Any Loan Party or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Loan Party or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed or discharged, within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Loan Party or any of its Subsidiaries, or any Loan Party or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Loan Party or any of its Subsidiaries, or there is commenced against any Loan Party or any of its Subsidiaries any such proceeding which remains undismissed or undischarged for a period of 60 days, or any Loan Party or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Loan Party or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; any Loan Party or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by any Loan Party or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

         7.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days; any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or Multiemployer Plan has not been timely made, any Loan Party or any Subsidiary of any Loan Party or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan or Multiemployer Plan under
Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29),4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or any Loan Party or any Subsidiary of any Loan Party has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans a "default," within the meaning of
Section 4219(c)(5) of ERISA, shall occur with respect to any Plan; any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a material adverse effect upon the business, operations, condition (financial or otherwise) or prospects of any Loan Party or any Subsidiary of any Loan Party; or

         7.07 Judgments. One or more judgments or decrees shall be entered against any Loan Party or any of its Subsidiaries involving in the aggregate for the Loan Parties and their Subsidiaries a liability in excess of $500,000 and all such judgments or decrees shall not be satisfied, vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days; or

         7.08 Subordinated Guaranty. The Subordinated Guaranty or any provision thereof shall cease to be in full force or effect as to any Subordinated Guarantor, or any Subordinated Guarantor or any Person acting by or on behalf of any Subordinated Guarantor shall deny or disaffirm such Subordinated Guarantor's obligations under the Subordinated Guaranty, or any Subordinated Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subordinated Guaranty and such default shall continue beyond any grace period specifically applicable thereto; or

         7.09 Change in Control. Any time (i) a Change in Control shall occur or
(ii) a "change in control" or similar event shall occur as provided under any Credit Document; or

         7.10 Change in Management. Either or both of William F. Hay and Denise DuBarry Hay shall cease to devote his or her full time, energy and talents exclusively to serving in a managerial capacity for the Borrower or one of its Subsidiaries; provided that in the event such cessation is the result of the death, disability or termination of employment of the applicable individual, such cessation shall not constitute an Event of Default unless a successor individual satisfactory to the Required Lenders shall not have replaced such individual in his or her managerial capacity within 90 days after the date of such cessation;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Required Lenders (or, in the case of an Event of Default under Section 7.01, Lenders holding at least 25% of the then outstanding Loans) may, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any other Lender or the holder of any Note to enforce its claims against any Loan Party (provided that, if an Event of Default specified in Section 7.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Required Lenders to the Borrower as specified in clause (i) below shall occur automatically without the giving of any such notice): (i) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations to be, whereupon the same shall, subject to Section 9.04 hereof, become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (ii) exercise any rights or remedies under the Subordinated Guaranty.

         SECTION 8. Definitions and Accounting Terms.

         8.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Additional Senior Credit Indebtedness" shall mean term Indebtedness of the Borrower under the Credit Agreement, in addition to the term loans made thereunder on the Funding Date, in an aggregate amount not to exceed $2,500,000.

         "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited, to all directors, officers and trustees of such Person), controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 6.05, an Affiliate of the Borrower shall include (w) any Person that directly or indirectly (including through limited partners, general partner or limited liability company interests) owns more than 5% of any class of the capital stock or other equity interests of the Borrower or Holdings, (x) any officer, director, trustee or beneficiary of the Borrower or any such shareholder, (y) any spouse, parent, sibling or descendant of any such person in clause (w) or (x) above, and (z) any trust for the benefit of any such Person or for any spouse, issue or lineal descendant of such Person described in clauses
(w) through (y) above. For all purposes of this Agreement, none of the Banks, any Lender or any of their respective Affiliates, shall be considered an Affiliate of Holdings, the Borrower or any Subsidiary of the Borrower. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Affiliate Contracts" shall have the meaning set forth in Section 3.14.

         "Agreement" shall mean this loan agreement, as modified, supplemented or amended from time to time.

         "Banks" shall mean, collectively, each institution which becomes a "Bank" under the Credit Agreement pursuant to the terms thereof.

         "Bankruptcy Code" shall have the meaning provided in Section 7.05.

         "Bankruptcy Event" shall have the meaning provided in Section 9.02.

         "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

         "Borrowing" shall mean the borrowing of Loans from all the Lenders having Commitments on a pro rata basis on the Funding Date.

         "Business Day" shall mean any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

         "Capital Expenditures" as applied to any Person, shall mean expenditures by such Person for fixed or capital assets, including without limitation expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles and including Capitalized Lease Obligations; provided that Capital Expenditures shall not include Product Acquisition Expenditures.

         "Capitalized Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with generally accepted accounting principles, is accounted for as a capital lease on the balance sheet of that Person.

         "Capitalized Lease Obligations" of any Person shall mean all rental obligations under Capitalized Leases, in each case taken at the amount thereof accounted for as Indebtedness in accordance with generally accepted accounting principles; provided, that in no event shall Product Acquisition Expenditures be deemed to be Capitalized Lease Obligations.

         "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank organized under the laws of the United States, any State thereof or the District of Columbia having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, or the District of Columbia having, capital, surplus and undivided profits aggregating in excess of $200,000,000 and having a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Corporation ("S&P") or "A2" or the equivalent thereof from Moody's Investors Service, Inc. ("Moody's"), with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States and/or tax exempt securities issued by any agency or instrumentality of any state of the United States or subdivision thereof, in each case rated at least A-2 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and in each case maturing not more than six months after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

         "Cash Merger Consideration" shall mean the "Cash Amount" under, and as defined in, the Merger Agreement which shall not exceed $29,825,606.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

         "Change in Control" means the occurrence of one or more of the following: (i) Holdings shall cease to have the power, or shall cease to use the power, to elect a majority of the Board of Directors of the Borrower, (ii) Holdings shall cease to own, of record and beneficially, at least 80% of the Common Stock and warrants to acquire Common Stock purchased by Holdings on the Funding Date; provided that (a) in the event any such warrants are exercised by Holdings, the Common Stock issued upon such exercise shall thereafter be deemed to have been issued on the Funding Date, in lieu of the warrants so exercised, for all purposes of this clause (ii), and (b) in the event any such warrants expire by their terms without having been exercised, such warrants shall be deemed never to have been issued for all purposes of this clause (ii), (iii) the HIG Funds and certain employees of HIG shall cease to own, beneficially and of record, at least 95% (calculated on a fully diluted basis) of the economic and voting securities of Holdings or (iv) the Borrower shall cease to own 100% of the capital stock of each of its Subsidiaries other than Thane Direct, Inc., which it own at least 85% of its capital stock, and Fox Marketing Associates, Inc., which it own at least 80% of its capital.

         "Change in Law" shall have the meaning provided in Section 7.06.

         "Claims" shall have the meaning provided in the definition of "Environmental Claims."

         "Class A Shares" shall mean the Class A Common Stock, par value $0.0001 per share, of the Borrower.

         "Class B Shares" shall mean the Class B Common Stock, par value $0.0001 per share, of the Borrower.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "Collective Bargaining Agreements" shall have the meaning set forth in
Section 3.14.

         "Commitment" shall mean, for each Lender, the loan commitment set forth opposite such Lender's name in Schedule I hereto.

         "Common Stock" shall mean the Class A Shares, the Class B Shares and any other equity of the Borrower which is not limited to a fixed sum or stated value in respect of the rights of the holders thereof to participate in dividends or distributions or in the distribution of assets upon any liquidation, dissolution or winding up of the Borrower or any other securities of the Borrower into which such Common Stock or such other securities shall be reclassified or changed, including by reason of a merger, consolidation, reorganization or recapitalization.

         "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income before interest income, Consolidated Interest Expense, non-cash interest expense, and provision for taxes and without giving effect to any extraordinary gains or losses, gains or losses from sales of assets (other than inventory sold in the ordinary course of business) or unrealized foreign exchange gains or losses.

         "Consolidated EBITDA" for any period shall mean Consolidated EBIT, adjusted by adding thereto the amount of all (i) amortization of Transaction Fees and Expenses and (ii) depreciation of property, plant and equipment, in each case to the extent the same were deducted in arriving at Consolidated Net Income for such period.

         "Consolidated Indebtedness" shall mean, at any time, all Indebtedness of the Borrower and its Subsidiaries determined on a consolidated basis (excluding all Indebtedness of the type described in clause (vii) of the definition thereof, except to the extent amounts are owing with respect thereto upon the termination of the respective agreement constituting such Indebtedness) plus any original issue discount attributable to such Indebtedness.

         "Consolidated Interest Expense" shall mean, for any period, the total consolidated cash interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) payable during such period in respect of all Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, for such period (including, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period).

         "Consolidated Net Income" shall mean, for any period, net income of the Borrower and its Subsidiaries for such period determined on a consolidated basis (after provision for taxes); provided, however, the net income of any Subsidiary of the Borrower which is not a Wholly-Owned Subsidiary shall be included in the Consolidated Net Income of the Borrower and its Subsidiaries only to the extent of the amount of cash dividends or distributions paid by such Subsidiary to the Borrower.

         "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Continuing Stockholders" shall mean the existing stockholders of the Borrower party to the Contribution Agreement.

         "Contribution Agreement" shall mean the Contribution Agreement, dated as of May 21,1999, by and among Newco, Holdings and the Continuing Stockholders, as the same may be supplemented, modified, amended or restated from time to time in accordance with Section 6.12.

         "Credit Agreement" shall mean the Credit Agreement, dated as of June 10,1999, among the Borrower, the Banks and the Senior Agent, as such agreement may, subject to Section 6.17, be amended, supplemented, refinanced, restructured or otherwise modified from time to time (in whole or in part without limitation (except as provided in this Agreement) as to terms, extensions of maturities, increasing the amount of borrowings or other conditions or covenants), including subject to Section 6.17 all related notes, collateral documents, guarantees, Interest Rate Contracts, instruments and agreements entered into in connection therewith, as the same may be amended, modified or supplemented from time to time.

         "Credit Documents" shall mean the "Credit Documents", as defined in the Credit Agreement as in effect on the date hereof.

         "Credit Party" shall mean the Borrower and each of its Subsidiaries party to any Credit Document.

         "Debt Agreements" shall have the meaning set forth in Section 3.14.

         "Debt Termination Documents" shall have the means provided in Section 3.18.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Dividend", with respect to any Person, shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than capital stock or other equity interest of such Person) or cash to its stockholders in their capacity as stockholders, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any Subsidiary of such Person to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Funding Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all cash payments made or required to be made by such Person with respect to any stock appreciation rights, equity incentive plans or any similar plans or setting aside of any funds for the foregoing purposes.

         "Documents" shall mean the Loan Documents, the Debt Termination Documents, the Equity Financing Documents, the Recapitalization Documents, the Credit Documents and the PNA Warrant Documents.

         "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

         "Domestic Subsidiary" shall mean each Subsidiary of the Borrower which is not a Foreign Subsidiary.

         "Effective Date" shall have the meaning provided in Section 10.10.

         "Eligible Transferee" shall mean and include a commercial bank, financial institution, other "accredited investor" (as defined in Regulation D of the Securities Act) other than an individual, or a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

         "Employee Benefit Plans" shall have the meaning set forth in Section 3.14.

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions suits demands demand letters directives claims liens notices of noncompliance or violation, investigations or proceedings relating in any way to any violation of, or liability under, any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

         "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, policy and rule of common law now or hereafter in effect (including, without limitation, the EPA guidance on asbestos abatement and removal) and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C.Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 7401 et seq.; the Clean Air Act, 42 U.S.C.Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.Section 2701 et seq.; the Occupational Safety and Health Act, 29 U.S.C.Section 651 et seq.; and any applicable state and local or foreign counterparts or equivalents.

         "Equity Financing Documents" shall mean all documents executed or delivered in connection with the issuance by Holdings or any Subsidiaries of Holdings including the Borrower of any equity interests on or prior to the Funding Date, including, without limitation, the

Contribution Agreement, the Stockholders Agreement, the Certificates of Incorporation and other documents related to the equity of the Borrower and the equity interests of Holdings.

         "Equityholders Agreement" means the Equityholders Agreement, dated as of the date hereof, among the Borrower and the investors named therein, in substantially the form of Exhibit J hereto, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which, together with each Loan Party or any Subsidiary of a Loan Party, would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the a Loan Party or a Subsidiary of a Loan Party being or having been a general partner of such person.

         "Event of Default" shall have the meaning provided in Section 7.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect on the Effective Date.

         "Existing Indebtedness" shall have the meaning provided in Section
4.21.

         "Expiration Date" shall mean June 30,1999.

         "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

         "Fixed Charge Coverage Ratio" for any period shall mean the ratio of
(x) Consolidated EBITDA less the amount of all Capital Expenditures (exclusive of Capital Expenditures made in accordance with Section 6.07(c)) made by the Borrower or any of its Subsidiaries for such period to (y) Fixed Charges for such period.

         "Fixed Charges" for any period shall mean the sum of (i) Consolidated Interest Expense for such period, (ii) the aggregate principal amount of all scheduled payments of Indebtedness (including the principal portion of rentals under Capitalized Lease Obligations but excluding repayment of Revolving Loans and Swingline Loans (in each case under and as defined in the Credit Agreement as in effect on the date hereof) not accompanied by a permanent reduction to the Total Revolving Loan Commitment (under and as defined in the Credit Agreement as in effect on the date hereof)) required to be made during such period, (iii) taxes paid by the Borrower and its Subsidiaries during such period and (iv) all Dividends paid by the Borrower.

         "Foreign Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated under the laws of any jurisdiction other than the United States of America, any state thereof or any territory thereof.

         "Funding Date" shall mean the one and only day on which Loans are made.

         "Hazardous Materials" means (a) petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," restricted hazardous waste, toxic substances, toxic pollutants, contaminants, or pollutants, or words of similar meaning and regulatory effect, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated under applicable Environmental Laws.

         "HIG" shall mean H.I.G. Capital Management, Inc., a Delaware corporation.

         "HIG Funds" shall mean H.I.G. Investment Group L.P., a Cayman Islands corporation, H.I.G. Investment Group II, L.P., a Cayman Islands limited partnership and H.I.G. Capital Partners II, L.P., a Delaware limited partnership.

         "Holdings" shall mean HIG Infomercial Company, a Cayman Islands corporation.

         "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services other than trade payables and accrued expenses arising in the ordinary course of business (which are not more than 90 days past due), (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit,
(iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v),
(vi), (vii) or (viii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (iv) all Capitalized Lease Obligations of such Person, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Contracts or under any similar type of agreement and (viii) mandatory obligations of such Person to redeem or purchase stock or other equity interests or purchase or repay Indebtedness.

         "Indemnified Matters" shall have the meaning provided in Section 10.01.

         "Indemnitees" shall have the meaning provided in Section 10.01.

         "Indemnity Escrow Account" shall mean the escrow account established pursuant to the Indemnity Escrow Agreement.

         "Indemnity Escrow Amount" shall mean the amount deposited in the Indemnity Escrow Account on the Funding Date pursuant to the Merger Agreement, which shall equal $3,300,000.

         "Indemnity Escrow Agreement" shall mean that certain Escrow Agreement dated as of June 10,1999 by and among Newco, the Borrower, the "Indemnification Representative" referred to therein, and SunTrust Bank, Miami, N.A., as the same may be supplemented, modified, amended or restated from time to time in accordance with Section 6.12.

         "Intellectual Property" shall have the meaning provided in Section
4.20.

         "Interest Rate Contract" shall mean interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance, and other agreements or arrangements designed to provide protection against fluctuations in interest rates, each as in effect on the date hereof.

         "Intercompany Loans" shall have the meaning provided in Section 6.04.

         "Intercompany Note" shall mean promissory notes, in the form of Exhibit L, evidencing Intercompany Loans.

         "Leasehold Properties" of any Person means all right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "Lender" shall have the meaning provided in the first paragraph of this Agreement.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "Loan" has the meaning specified in Section 1.01.

         "Loan Documents" shall mean, collectively, this Agreement, each Note, each Subordinated Guaranty and the Warrant Documents.

         "Loan Party" means each of the Borrower and each Subordinated
Guarantor.

         "Management Agreements" shall have the meaning provided in Section
3.14.

         "Margin Stock" shall have the meaning provided in Regulation U.

         "Material Contracts" shall have the meaning provided in Section 3.14.

         "Maturity Date" shall mean June 10, 2004.

         "Merger" shall mean the merger of Newco with and into the Borrower, with the Borrower being the surviving corporation of the Merger.

         "Merger Agreement" shall mean the Merger Agreement, dated as of May 21, 1999, by and between Newco and the Borrower, as the same may be supplemented, modified, amended or restated from time to time in accordance with Section 6.12.

         "Merger Consideration" shall mean the sum of the Cash Merger Consideration and the Indemnity Escrow Amount.

         "Merger Documents" shall mean all documents entered into or delivered in connection with the Merger, including, without limitation, the Merger Agreement and the certificate of merger filed with the state of Delaware.

         "Moody's" shall have the meaning provided in the definition of "Cash Equivalents."

         "Net Sale Proceeds" shall mean for any sale or other disposition of assets including capital stock and securities, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale, net of (x) reasonable transaction costs (including, without limitation, attorneys' fees), (y) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness which is secured by the respective assets which were sold, and (z) the estimated marginal increase in income taxes and any stamp tax which will be payable by the Borrower's consolidated group as a result of such sale.

         "Newco" shall mean Thane Acquisition Corporation, a Delaware corporation.

         "Non-Payment Blockage Notice" shall have the meaning provided in
Section 9.03.

         "Non-Payment Blockage Period" shall have the meaning provided in
Section 9.03.

         "Non-Payment Default" shall have the meaning provided in Section 9.03.

         "Note" shall have the meaning provided in Section 1.04(a).

         "Notice of Borrowing" shall have the meaning provided in Section 1.02.

         "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Lender pursuant to the terms of this Agreement or any other Loan Document, including without limitation, all principal, interest, premium, penalties, fees, expenses, indemnification, reimbursements, damages and any other liabilities, together with and including any amounts received upon the exercise of rights of recession or other rights of action (including claims for damages) or otherwise.

         "PNA Warrant Agreement" shall mean the Warrant Agreement, dated as of the date hereof, between the Borrower and the Banks as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "PNA Warrant Documents" mean the PNA Warrant, the PNA Warrant Agreement and the Equityholders Agreement.

         "Prepaid Advertising" shall mean, as of any date of determination, the gross dollar value (valued at cost) of all prepaid network or cable television airtime carried on the books of the Borrower and its Subsidiaries.

         "Product Acquisition Expenditures" shall mean expenditures by the Borrower and its Subsidiaries consisting of (i) royalty advances to other Persons in connection with the acquisition of product distribution rights from such other Persons pursuant to a profit-sharing or similar arrangement and (ii) expenditures to acquire Intellectual Property relating to the production, distribution or marketing of products by the Borrower and its Subsidiaries in the ordinary course of business.

         "Projections" shall have the meaning provided in Section 3.11(b).

         "Quarterly Payment Date" shall mean the first Business Day of each March, June, September and December of each calendar year.

         "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

         "Recapitalization" shall mean the transactions contemplated by the Recapitalization Documents described in clauses (i) through (vii) of the definition thereof.

         "Recapitalization Documents" shall mean (i) the Contribution Agreement,
(ii) the Merger Documents, (iii) the Stockholders Agreement, (iv) the Indemnity Escrow Agreement, (v) the warrants for Common Stock issued by the Company to HIG on the date hereof, (vi) the warrants for Common Stock issued by the Company to William Hay and Denise DuBarry Hay on the date hereof and (vii) all other documents entered into or delivered in connection with the Recapitalization, as the same may be supplemented, modified, amended or restated from time to time in accordance with Section 9.12 provided therein.

         "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leasehold Properties.

         "Recovery Event" shall mean the receipt by the Borrower or any Subsidiary of the Borrower of any cash insurance proceeds (i) payable by reason of theft, physical destruction, damage or any other event with respect to any properties or assets of the Borrower or any of its Subsidiaries, (ii) pursuant to any business interruption insurance maintained by the Borrower or any of its

Subsidiaries, or (iii) pursuant to any "key man" life insurance policies covering any officers or employees of the Borrower or any of its Subsidiaries.

         "Redemption Agreement" shall mean that certain Redemption Agreement, dated as of the date hereof, between the Borrower and HIG Infomercial Company.

         "Refinanced Indebtedness" shall have the meaning provided in Section 3.18.

         "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Related Fund" shall mean, with respect to any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "Release" shall mean disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or. 28 of PBGC Regulation Section 4043.

         "Required Banks" shall have the meaning set forth in the Credit Agreement as in effect on the date hereof.

         "Required Lenders" shall mean, at any time, Lenders the sum of whose then outstanding Loans represents at least a majority of all then outstanding Loans.

         "Returns" shall have the meaning provided in Section 4.09.

         "Rollover Amount" shall have the meaning provided in Section 6.07(b).

         "S&P" shall have the meaning provided in the definition of "Cash Equivalents."

         "SEC" shall have the meaning provided in Section 5.01(h).

         "Section 2.04(b)(ii) Certificate" shall have the meaning provided in
Section 2.04(b)(ii).

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Securityholders Agreements" shall have the meaning set forth in
Section 3.14.

         "Senior Agent" shall mean Paribas, as agent for the Banks under the Credit Agreement, or any successor thereto appointed pursuant to the terms thereof.

         "Senior Debt" shall mean all payment and performance obligations now or hereafter incurred pursuant to and in accordance with the terms of the Credit Agreement and the other Credit Documents (including without limitation all principal, interest (including, without limitation, any post-petition interest on such obligations at the rate set forth in the Credit Agreement, accruing whether or not granted or permitted in connection with an event of the type referred to in Section 7.05 hereof), premium, penalties, fees, expenses, indemnification, reimbursements, damages and other liabilities payable under the Credit Agreement and the other Credit Documents) and any Interest Rate Contract; provided, that in no event shall the principal amount of Senior Debt (exclusive of interest rate protection obligations) exceed the sum of (i) $19,000,000 (as such amount is reduced by repayments of term loans and by reductions of commitments of term loans under the Credit Agreement after the Closing Date),
(ii) an amount equal to the revolving loans and commitments therefor outstanding under the Credit Agreement from time to time to the extent they do not exceed $5,000,000 as reduced by permanent commitment reductions and (iii) any Additional Senior Credit Indebtedness less, with respect to this clause (iii),
(x) the amount of any permanent reduction of commitments thereunder, (y) any repayment of loans thereunder (other than loans which can be reborrowed) and (z) any other repayment accompanied by a permanent reduction of commitments thereunder. Senior Debt outstanding under the Credit Agreement shall continue to constitute Senior Debt for all purposes hereof, notwithstanding that such Senior Debt or any claim in respect thereof may be disallowed, avoided or subordinated pursuant to any insolvency law, the Bankruptcy Code or any similar federal or state law for the relief of debtors or other applicable insolvency law or equitable principles as a claim for unmatured interest.

         "Stockholders Agreement" means the Stockholders Agreement, dated as of the date hereof, among the Borrower and the investors named therein, in substantially the form of Exhibit O hereto, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and
Section 6.12 hereof.

         "Subordinated Guarantor" shall mean each Subsidiary of the Borrower and each other Person which has entered into the Subordinated Guaranty in accordance with this Agreement.

         "Subordinated Guaranty" shall have the meaning provided in Section 3.05, as the same may be amended, modified or supplemented from time to time.

         "Subordinated Obligations" shall have the meaning set forth in
Section 9.01.

         "Subordinated Redemption Note" shall have the meaning provided in
Section 6.03.

         "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

         "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower.

         "Tax Sharing Agreements" shall have the meaning set forth in Section 3.14.

         "Taxes" shall have the meaning provided in Section 2.04(a).

         "Total Commitment" means the aggregate Commitments of the Lenders.

         "Transaction" shall mean collectively, (i) the execution and delivery of the Loan Documents and the incurrence of Loans hereunder on the Funding Date and the issuance of the Warrants, (ii) the execution and delivery of the Credit Agreement and the incurrence of the loans thereunder on the Funding Date, (iii) the consummation of the Recapitalization on the Funding Date, (iv) the payment of the Transaction Fees and Expenses in connection therewith, (v) the entering into of the Equity Financing Documents and issuance of Common Stock of the Borrower in connection with the transactions contemplated hereby and (vi) the repayment of all Refinanced Indebtedness, together with all accrued interest, premiums, fees, commissions and expenses owing in connection therewith and the termination of all commitments thereunder.

         "Transaction Fees and Expenses" shall mean all fees and expenses incurred in connection with and arising out of the Transaction and the transactions contemplated thereby and hereby; provided, however, that the aggregate amount of such fees and expenses shall be approximately $2,000,000.

         "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

         "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

         "United States" and "U.S." shall each mean the United States of America.

                  "Warrant" shall mean, collectively, one or more warrants issued to a Lender or its assignees in connection with this Agreement, substantially in the form of Exhibit H hereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Warrant Agreement" shall mean the Warrant Agreement, dated as of the date hereof, between the Borrower and the Lenders, in substantially the form of Exhibit I hereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                  "Warrant Documents" mean the Warrant, the Warrant Agreement, the Redemption Agreement and the Equityholders Agreement.

                  "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is a Domestic Subsidiary.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                  SECTION 9. Subordination.

                  9.01 Obligations Subordinate to Senior Indebtedness. The Borrower covenants and agrees, and each Lender and each other holder of any Note, if any, likewise covenants and agrees, that, (a) to the extent and in the manner hereinafter set forth in this Section 9, the payment of the Obligations, including pursuant to any amendment, modification, restatement or renewal thereof (the "Subordinated Obligations"), is hereby expressly made subordinated and subject in right of payment to the prior payment in full of all Senior Debt and (b) the terms and conditions of such subordination is for the benefit of the holders of the Senior Debt and each such holder may enforce such subordination. The Obligations shall rank equally with all existing and future indebtedness of the Borrower (other than the Senior Debt and any other indebtedness that is fully and adequately secured) except for such indebtedness as may be subordinate thereto and as may be required by bankruptcy or other laws affecting the rights of creditors generally.

                  9.02 Payment Over of Proceeds Upon Dissolution. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Borrower or to its assets, or (ii) any liquidation, dissolution or other winding up of the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Borrower (collectively, "Bankruptcy Events"), then and in any such event:

                  (a) the holders of Senior Debt shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt (including interest after the commencement of a Bankruptcy Event at the rate specified in the Senior Debt, whether or not allowed), before any Lender is entitled to receive any direct or indirect payment or distribution on account of Subordinated Obligations including, without limitation, by exercise of set-off and any payment which may be payable or deliverable by reason of any other Indebtedness being subordinated in right of payment to the Subordinated Obligations;

                  (b) any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities (including, without limitation, securities of the Borrower or any successor), by set-off or otherwise, to which any Lender would be entitled on account of the Subordinated Obligations but for the provisions of this Section 9, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Borrower being subordinated to the payment of Subordinated Obligations (except for any such payment or distribution (1) authorized by an unstayed, final, nonappealable order or decree stating that effect is being given to the subordination of such Subordinated Obligations to the Senior Debt, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or (2) of securities which, if debt securities, are subordinated to at least the same extent as the Subordinated Obligations are to (A) such Senior Debt or (B) any securities issued in exchange for Senior Debt: provided, however, that (w) such securities shall be unsecured, (x) the final maturity of such securities shall not be earlier than one year following the maturity date of the last to mature of the Senior Debt (including any securities issued in exchange therefor) at the time outstanding and the scheduled amortization thereof shall not be more favorable (as to amount or time of payment) than the scheduled amortization of the principal amount of the Subordinated Obligations, (y) such securities shall contain covenants which are no more restrictive than the covenants contained herein and shall not contain greater defaults than as are contained herein, and
(z) such securities shall bear interest at a rate per annum less than or equal to 17% per annum computed on the same basis as described herein) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of all Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Debt held or represented by each, to the extent necessary to make payment in full of all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

                  (c) in the event that, notwithstanding the foregoing provisions of this Section 9, any Lender shall have received any such payment or distribution of assets of the Borrower of any kind or character on account of the Subordinated Obligations, whether, property or securities (including, without limitation, securities of the Borrower or any successor thereto), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Borrower being subordinated to the payment of the Subordinated Obligations (but excluding any payment of the character described in the parenthetical clause in the foregoing paragraph (b)) before all Senior Debt is paid in full, then and in such event such payment or distribution shall be paid over or delivered, in accordance with
Section 9.10 hereof, forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Borrower for application to the payment of all such

Senior Debt remaining unpaid, to the extent necessary to pay such Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

                  If, notwithstanding the provisions of this Agreement, there shall occur any consolidation of the Borrower with, or any merger of the Borrower into, another corporation or the liquidation or dissolution of the Borrower following any conveyance, transfer or lease of its properties and assets substantially as an entirety to another corporation, such consolidation, merger or liquidation shall not be deemed a Bankruptcy Event; provided, that no other Bankruptcy Event shall have occurred and be continuing at the time of such consolidation, merger or liquidation. The Senior Agent is hereby authorized to file an appropriate proof of claim only on behalf of the Lenders if the Lenders do not file such claim or there is not filed on behalf of the Lenders a proper proof of claim in the form required in any Bankruptcy Event prior to thirty (30) days before the expiration of the time to file such claim or claims.

                  9.03 No Payment in Certain Circumstances. In the event that
(i) the Borrower shall fail to pay when due (after giving effect to any applicable grace periods), upon acceleration or otherwise, any amount or obligation with respect to Senior Debt under the Credit Agreement (a "Payment Default") which Payment Default shall not have been cured or waived in writing, or (ii) an Event of Default (other than a Payment Default) under and as defined in the Credit Agreement shall occur and be continuing, which shall not have been cured or waived in writing or otherwise cease to exist (a "Non-Payment Default"), and the Borrower and each Lender receive written notice of such Non-Payment Default from either the Senior Agent or the holders of at least a majority in aggregate principal amount of the Senior Debt under the Credit Agreement at the time outstanding (a "Non-Payment Blockage Notice"), then no payment on account of the Subordinated Obligations shall be made by the Borrower or otherwise on account of the Subordinated Obligations (x) in the case of any Payment Default, unless and until such Senior Debt shall have been paid in full or until such Payment Default shall have been cured or waived in writing, or (y) in the case of any Non-Payment Default, from the date on which the Borrower and each Lender receive such Non-Payment Blockage Notice until (but excluding) the earlier of (1) 179 days after such date and (2) the date, if any, on which the Senior Debt under the Credit Agreement is paid in full or such Non-Payment Default is waived by the holders of such Senior Debt under the Credit Agreement or otherwise cured or ceases to exist (a "Non-Payment Blockage Period"); provided, that, (x) only one Non-Payment Blockage Notice may be given in any 360-day period, (y) no Non-Payment Default or event which, with the giving of notice and/or lapse of time, would become a Non-Payment Default which, in either case, existed or was continuing on the date of the commencement of any Non-Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Non-Payment Blockage Period unless such Non-Payment Default or event, as the case may be, shall in the interim have been cured or waived in writing for period of not less than 90 consecutive days and (z) there must be a 181 consecutive day period in any 360 consecutive day period during which no Non-Payment Blockage Period is in effect; provided, further, however, that if within the Non-Payment Blockage Period, the holders of Senior Debt have not declared the Senior Debt to be immediately due and payable (or have declared such Senior Debt to be immediately due and payable and within such period have rescinded such acceleration), then and in that event, all payments then or previously due with respect to Subordinated Obligations shall be paid at the end of such Non-Payment Blockage Period.

                  In the event that, notwithstanding the foregoing, any Lender shall have received any payment or distribution on account of the Subordinated Obligations contrary to the foregoing provisions of this Section 9.03, then and in such event such payment shall be paid over and delivered forthwith to the holders (or their agent or trustee) of the relevant Senior Debt in accordance with Section 9.10 hereof. The provisions of this Section 9.03 shall not apply to any payment with respect to which Section 9.02 would be applicable.

                  9.04 Acceleration Rights: Remedies. If an Event of Default, other than an Event of Default under Sections 7.05 or 7.09, shall exist at any time that any Senior Debt under the Credit Agreement shall be outstanding or there shall exist any obligation of any Bank to make any loan or advance thereunder, no Lender nor any other holder of the Notes shall take any action, judicial or otherwise, to accelerate or collect payment on the Subordinated Obligations or to pursue any other remedy with respect to the Subordinated Obligations (including, without limitation, commencing or joining with any other creditor of the Borrower in commencing any proceeding in bankruptcy) prior to the earlier of (i) the expiration of 30 days immediately following such Event of Default, (ii) the acceleration of the Senior Debt under the Credit Agreement,
(iii) the payment in full of all outstanding Senior Debt under the Credit Agreement, (iv) the express waiver or amendment by or on behalf of the Banks under the Credit Agreement of the restrictions, during such standstill period, on asset sales or dispositions by the Borrower or any of its Subsidiaries so as to permit the Borrower or any of its Subsidiaries to transfer or apply the net proceeds from such asset sales or dispositions to or for the benefit of any holders of Indebtedness of the Borrower other than to repay obligations under the Credit Agreement, (v) the express waiver or amendment, during such standstill period, by or on behalf of the Banks under the Credit Agreement of the prohibition on the creation of Liens on property, revenue or assets of the Borrower or any of its Subsidiaries so as to permit the creation of Liens (including without limitation judgment Liens) securing payment of Indebtedness of the Borrower or any of its Subsidiaries which ranks pari passu with the Notes or is subordinate or junior in right of payment to the Notes or (vi) such time as holders of a majority of the outstanding Senior Debt consent in writing to the termination of the standstill period, but such action may only be taken if at the end of such period such Event of Default has not been cured or waived; provided, that any amount received by any of the Lenders as a result of any acceleration permitted above prior to payment in full of the Senior Debt under the Credit Agreement shall be paid to the Banks in accordance with the provisions of this Section 9.

                  9.05 Payment Otherwise Permitted. Nothing contained in this
Section 9 or elsewhere in this Agreement or in the Notes shall prevent the Borrower, at any time except as set forth in Section 9.02 or under the conditions described in Section 9.03, from making payments at any time of principal of and interest on the Loans or any other amount payable by the Borrower under the Notes or this Agreement. Notwithstanding the provisions of this Section 9, no Lender shall be charged with knowledge of the existence of any facts, including of the occurrence of a Payment Default, which would prohibit the making of any payment or distribution by the Borrower or of any other payment on account of the Subordinated Obligations or the receipt or retention thereof by any Lender, or the taking of any action by any Lender of the type referred to in Section 9.04, unless such Lender shall have received at least two Business Day's prior written notice of such facts.


                                      -64

                  9.06 Subrogation to Rights of Holders of Senior Debt. Subject to, and solely effective following, the final payment in full of all Senior Debt, the Lenders shall be subrogated to the rights of the holders of Senior Debt to receive payments and distributions of cash, property and securities applicable to such Senior Debt to the extent of the payments or distributions made to the Senior Agent or any Bank or other holder of Senior Debt, or otherwise applied to payment of, the Senior Debt pursuant to the provisions of this Section 9 until the principal of and interest on the Loans and the Notes shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the Lenders would be entitled except for the provisions of this Section 9, and no payments over pursuant to the provisions of this Section 9 to the holders of Senior Debt by the Lenders shall, as among the Borrower, its creditors (other than holders of Senior Debt) and the Lenders, be deemed to be a payment or distribution by the Borrower to or on account of the Senior Debt.

                  9.07 Provisions Solely to Define Relative Rights. The provisions of this Section 9 are and are intended solely for the purpose of defining the relative rights of the holders of the Notes on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Section 9 or elsewhere in this Agreement or in the Notes is intended to or shall (i) impair, as among the Borrower, its creditors (other than holders of Senior Debt) and the Lenders, the obligation of the Borrower, which is absolute and unconditional, to pay to the Lenders the principal of, and premium and interest on, and any other amount payable by the Borrower under, the Loans, the Notes or this Agreement as and when the same shall become due and payable in accordance with its terms; or
(ii) affect the relative rights against the Borrower of the Lenders and its creditors (other than the holders of Senior Debt); or (iii) prevent the Lenders from accelerating the Loans and exercising all other remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this Section 9 of the holders of Senior Debt (x) upon the occurrence of a Bankruptcy Event, to receive, pursuant to and in accordance with
Section 9.02, cash, property and securities otherwise payable or deliverable to the Lenders, (y) under the conditions specified in Section 9.03, to prevent any payment prohibited by such Section or (z) under Section 9.04.

                  9.08 No Waiver of Subordination Provisions: Amendment. No right of any present or future holder of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Borrower with the terms, provisions, and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  9.09 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Borrower or any other payment on account of the Subordinated Obligations referred to in this Section 9, the Lenders shall be entitled to rely upon any unstayed, final, nonappealable order or decree entered by any court of competent jurisdiction in which a Bankruptcy Event is pending, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 9.

                  9.10 Turnover; Miscellaneous Subordination Provisions.

                  (a) If a payment or distribution is made to any holder of Subordinated Obligations that because of this Section 9 should not have been made to it, such holder shall segregate such payment or distribution from its other funds and property and hold it in trust for the benefit of, and, upon written request, pay it over (in the same form as received, with any necessary endorsement) to, the holders of Senior Debt as their interests may appear, or the Senior Agent or other agent or representative or the trustee under the Credit Agreement, indenture or other agreement (if any) pursuant to which Senior Debt may have been incurred or issued, as their respective interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, all obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such obligations in full in accordance with their terms, after giving effect to an concurrent payment or distribution to or for the holders of Senior Debt.

                  (b) A distribution may consist of cash, securities or other property, by set-off or otherwise, and a payment or distribution on account of any obligations with respect to the holders of Subordinated Obligations shall include any redemption, purchase or other acquisition of the Subordinated Obligations.

                  (c) For the purpose of this Section 9, all Senior Debt now or hereafter existing shall not be deemed to have been paid in full unless the holders or owners thereof shall have received payment in full in cash.

                  (d) The agreements contained in this Section 9 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt upon any Bankruptcy Event of the Borrower, all as though such payment had not been made.

                  (e) All rights and interests under this Agreement of the holders of Senior Debt, and all agreements and obligations of the holders of Subordinated Obligations and the Borrower under this Section 9, shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any promissory notes evidencing the Indebtedness thereunder, or any other agreement or instrument relating thereto or to any other Senior Debt, including, without limitation, any agreement referred to in the definition of Credit Agreement, or (ii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any holders of Subordinated Obligations or the Borrower.

                  (f) The provisions set forth in this Section 9 constitute a continuing agreement and shall (i) be and remain in full force and effect until payment in full of all Senior Debt at such time when no Bank shall have any obligation to make advances under the Credit Agreement, (ii) be binding upon the holders of Subordinated Obligations, the Borrower and their respective successors, transferees and assigns, and (iii) inure to the benefit of, and be enforceable directly by, each of the holders of Senior Debt and their respective successors, transferees and assigns.

                  (g) No waiver of the rights of the holders of the Senior Debt hereunder shall be deemed made unless the same shall be in writing, duly signed by an authorized officer of the Senior Agent or the holders of a majority of the outstanding principal amount of the Senior Debt under the Credit Agreement, and each waiver, if any, shall apply only to the specific instance involved and shall in no way impair the rights of such holder, or the obligations of the Lenders, in any other respect at any other time.

                  SECTION 10. Miscellaneous.

                  10.01 Payment of Expenses, Etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of each Lender (including, without limitation, the reasonable fees and disbursements of Kirkland & Ellis) in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, and of each of the Lenders in connection with the enforcement of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and (iii) defend, protect, indemnify and hold harmless each Lender and each of its officers, directors, employees, representatives, attorneys, agents, Affiliates, any other Person in control of any Lender or its affiliates (collectively called the "Indemnitees") from and against any and all liabilities, obligations (including removal or remedial actions), losses, damages (including foreseeable and unforeseeable consequential damages and punitive damages), penalties, claims, actions, judgments, suits, proceedings, costs, expenses and disbursements (including reasonable attorneys' and consultants fees and disbursements) of any kind or nature whatsoever that may at any time be incurred by, imposed on or assessed against the Indemnitees directly or indirectly based on, or arising or resulting from, or in any way related to, or by reason of (a) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any Lender, any Loan Party or any of its Subsidiaries, or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Document or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Document or the exercise of any of their rights or remedies provided herein or in the other Loan Documents; or (b) the actual or alleged generation, presence or Release of Hazardous Materials on or from, or the transportation of Hazardous Materials to or from, any Real Property owned or at any time operated by any Loan Party or any of its Subsidiaries; or (c) any Environmental Claim relating to any Loan Party, any of its Subsidiaries or any Real Property owned or at any time operated by any Loan Party or any of its Subsidiaries; or (d) the exercise of the rights of any Lender under any of the provisions of this Agreement, any other Loan Document or any Loans hereunder; or (e) the consummation of any transaction contemplated herein (including, without limitation, the Transaction) or in any other Document (the "Indemnified Matters") regardless of when such Indemnified Matter arises, but excluding any such Indemnified Matter based solely on the gross negligence or willful misconduct of such Indemnitee.

                  10.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Loan Party or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, but in any event subject to Section 9, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Loan Party or any of its Subsidiaries against and on account of the Subordinated Obligations and liabilities of each Loan Party or any of its Subsidiaries to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Subordinated Obligations purchased by such Lender pursuant to Section 10.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Subordinated Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The Lenders hereby agree to provide notice to the Borrower of any action taken pursuant to this Section 10.02; provided, that the failure to give such notice shall not affect any action taken by such Lender pursuant to this
Section 10.02.

                  10.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, at its address specified opposite its signature below; if to any Lender, at its address specified opposite its name below; if to the Senior Agent, to the address specified in the Credit Agreement; or, as to the General Partner or Borrower or any Lender, at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telexed, facsimile, or cabled or sent by overnight courier, be effective three Business Days after deposited in the mails, certified, return receipt requested, when delivered to the telegraph company or cable company or one Business Day following delivery to an overnight courier, as the case may be, or when sent by telex or facsimile device, except that notices and communications to a Lender shall not be effective until received by such Lender.

                  10.04 Benefit of Agreement.

                  (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Loan Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Loan Document without the prior written consent of all Lenders; and provided, further, that although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Loans hereunder except as provided in Section 10.04(b) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder; and provided, further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would: (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof over the amount thereof then in effect (it being understood that waivers of any Defaults or Events of Default or of a mandatory repayment shall not constitute a change in the terms of such participation), or
(ii) consent to the assignment or transfer by or a release of the Borrower or any Subordinated Guarantor of any of its rights and obligations under this Agreement or any other Loan Document other than, in the case of any Subordinated Guaranty, as otherwise provided therein. In the case of any such permitted participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents other than Section 10.02 (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by any Loan Party hereunder and thereunder shall be determined as if such Lender had not sold such participation.

                  (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may assign all or a portion of its outstanding principal amount of Loans to one or more Eligible Transferees or to a Related Fund each of which assignees shall become a party to this Agreement as a Lender by execution of an assignment and assumption agreement substantially in the form of Exhibit K (appropriately completed); provided that: (i) at such time
Schedule I shall be deemed modified to reflect the outstanding Loans of such new Lender and of the existing Lenders; (ii) new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.04 (with appropriate modifications) to the extent needed to reflect the revised outstanding Loans; and (iii) notice that such new Lender has become a Lender hereunder is provided to the Borrower in accordance with Section 10.03. At the time of each assignment pursuant to this Section 10.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 2.04(b)(ii) Certificate) required by Section 2.04(b).

                  10.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between any Loan Party or any of its Subsidiaries and any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Loan Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Lender or the holder of any Note would otherwise have. No notice to or demand on any Loan Document or any of its Subsidiaries in any case shall entitle any such Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  10.06 Payments Pro Rata. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Subordinated Obligations then owed and due to such Lender bears to the total of such Subordinated Obligations then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Subordinated Obligations to such other Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided, that if all or any portion of such excess amount is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  10.07 Calculations; Computations.

                  a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved; provided, that except as otherwise specifically provided herein, all computations determining compliance with Sections 6.07 through 6.10, inclusive, including the definitions used therein, shall utilize accounting principles and policies in conformity with those used to prepare the financial statements delivered to Lenders pursuant to Section 6.01(a) with respect to the first quarter following the Funding Date (including, without limitation, the amortization of production costs over a period not to exceed 18 months) and provided further, that the effects of purchase price accounting adjustments required or permitted by APB 16 and 17 shall be excluded.

                  (b) All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                  10.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY DESIGNATES, ACCEPTS AND EMPOWERS FOR ITSELF AND IN

RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, AND THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER THE BORROWER AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY LOAN DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER THE BORROWER. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.

                  (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  10.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be maintained by the Borrower and the Lenders.

                  10.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to each other party hereto at the appropriate address required by Section 10.03.

                  10.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  10.12 Amendment or Waiver. Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by the respective Loan Parties party thereto and the Required Lenders; provided, that no such amendment, change, waiver, discharge or termination shall, without the consent of each
Lender: (i) extend the final scheduled maturity of any Loan or Note beyond the Maturity Date, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof; (ii) amend, modify or waive any provision of this Section 10.12; (iii) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Loans are included on the Effective Date); (iv) consent to the assignment or transfer by the Borrower any of its rights and obligations under this Agreement; or (v) amend or waive the provisions of Section 6.19 or 9 or the first parenthetical appearing in the last paragraph of Section 7. The Borrower and the Lenders hereby agree for the benefit of the holders of Senior Debt that no amendment of. supplement of, modification to or waiver under any provision of this Agreement or any Notes will be entered into or effected with respect to Section 9.

                  10.13 Interest. (a) It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, the parties hereto stipulate and agree that none of the terms and provisions contained in the Notes, this Agreement, or any of the other Loan Documents shall ever be construed to create a contract to pay to any Lender for the use, forbearance, or retention of money at a rate in excess of the Highest Lawful Rate applicable to such Lender, and that for purposes hereof, "interest" shall include the aggregate of all charges or other consideration which constitute interest under applicable law and are contracted for, taken, reserved, charged, or received under any of this Agreement, the Notes, or the other Loan Documents or otherwise in connection with the transactions contemplated by this Agreement. Further, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it, then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or in any other Loan Document or agreement entered into in connection with or as security for the Notes, it is agreed as follows: the aggregate of all consideration which constitutes interests under law applicable to each such Lender that is contracted for, taken, reserved, charged, or received by such Lender under the Notes, this Agreement, or under any of the other Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by the law applicable to such Lender, and any excess shall be credited by such Lender on the principal amount of the Indebtedness of the Borrower owed to such Lender (or, if the principal amount of such Indebtedness shall have been paid in full, to the extent such interest has been received by a Lender it shall be refunded by such Lender to the Borrower). The provisions of this Section 10.12(a) shall control over all other provisions of this Agreement, the Notes, and the other Loan Documents which may be in apparent conflict herewith. The parties further stipulate and agree that, without limitation on the foregoing, all calculations of the rate or amount of interest contracted for, taken, reserved, charged or received under any of this Agreement, the Notes, and the other Loan Documents which are made for the purpose of determining whether such rate or amount exceed the Highest Lawful Rate shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating, and spreading during the period of the full stated term of the Indebtedness, and if longer and if permitted by applicable law, until payment in full, all interest at any time so contracted for, taken, reserved, charged, or received.

                  (b) If at any time the effective rate of interest which would otherwise apply to any Indebtedness hereunder or evidenced by any Lender's Notes would exceed the Highest Lawful Rate applicable to such Lender (taking into account the interest rate applicable to such Indebtedness pursuant to the other provisions of this Agreement, plus all additional charges and consideration which have been contracted for, taken, reserved, charged, or received under this Agreement, such Lender's Notes and the other Loan Documents, or any of them, and which additional charges or consideration (the "Additional Charges") constitute interest with respect to such Indebtedness), the effective interest rate to apply to such Indebtedness made by such Lender shall be limited to the Highest Lawful Rate, but any subsequent reductions in the interest rate applicable to such Indebtedness owed to such Lender shall not reduce the effective interest rate to apply to such Indebtedness owed to such Lender below the Highest Lawful Rate applicable to such Lender until the total amount of interest accrued on such Indebtedness equals the amount of interest which would have accrued if the interest rate from time to time applicable to such Indebtedness owed to such Lender had at all times been in effect with respect to such Indebtedness pursuant to the other provisions of this Agreement and the other Loan Documents and if the Lenders had collected all Additional Charges called for under this Agreement, the Notes, and the other Loan Documents. If at maturity or final payment of such Lender's Obligations the total amount of interest paid to any Lender hereunder and under the other Loan Documents (including amounts designated as "interest" plus any Additional Charges which constitute interest with respect to such Lender, and taking into account the limitations of the first sentence of this Section 10.12(b)) is less than the total amount of such "interest" which would have been paid if all amounts were paid as required by this Agreement (without giving effect to this Section 10.12) and the other Loan Documents (the amount of the difference described above, the "Deficiency"), then the Borrower agrees, to the fullest extent permitted by the laws applicable to such Lender, to pay to such Lender an amount equal to the lesser of (i) the difference between (1) the amount of such "interest" which would have accrued on such Lender's Notes if the Highest Lawful Rate had at all times been in effect, and (2) the amount of interest actually paid on such Lender's Notes (including amounts designated as "interest" plus any

Additional Charges which constitute interest with respect to such Lender's Notes) and (ii) the amount of the Deficiency.

                  10.14 Survival. All indemnities set forth herein including, without limitation, in Sections 2.04 and 10.01 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans.

                  10.15 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender.

                  10.16 Post-Closing Obligations. The Borrower hereby acknowledges that in connection with certain assignments hereof, any of the Lenders may be required to obtain a rating of the Subordinated Obligations and Commitments hereunder of the Borrower and the Borrower hereby consents to such Lenders providing to the respective rating agency on a confidential basis such information regarding the Subordinated Obligations and creditworthiness of the Borrower as is customary practice of such rating agency.

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:                            THANE INTERNATIONAL, INC.

78-140 Calle Tampico
La Quinta, California 92253         By: /s/ [illegible]
                                       -------------------------------------
Attention: William Hay                 Title:
Telephone:
Facsimile:

      with a copy to:

      HIG Infomercial Company
      c/o HIG Capital Management, Inc.
      1001 Brickell Bay Drive, Suite 2708
      Miami, Florida 33131
      Attention: Federico Sanchez
      Telephone: 903-935-3680
      Facsimile: 903-934-9915


Address:                            PARIBAS CAPITAL FUNDING LLC

787 Seventh Avenue
New York, New York 10019
Attention: Joseph Kaufman           By: /s/ [illegible]
                                       -------------------------------------
Telephone: 212-841-2634                Title:
Facsimile: 212-841-2144

     with a copy to:

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, Illinois 60601
     Attention: Christopher Butler, Esq.
     Telephone: 312-861-2298
     Facsimile: 312-861-2200



              (SENIOR SUBORDINATED LOAN AGREEMENT SIGNATURE PAGE)

                                                                  EXECUTION COPY

                               FIRST AMENDMENT OF
                       SENIOR SUBORDINATED LOAN AGREEMENT

         THIS FIRST AMENDMENT OF SENIOR SUBORDINATED LOAN AGREEMENT, dated as of January 12, 2001 (this "Amendment"), is by and among Thane International, Inc., a Delaware corporation (the "Borrower") and the financial institutions party thereto (each a "Lender" and collectively, the "Lenders").

                                   RECITALS:

         WHEREAS, the parties hereto are parties to that certain Senior Subordinated Loan Agreement dated as of June 10,1999 (the "Loan A Agreement);

and

         WHEREAS, the Borrower has incurred Loans from and issued Notes to the Lenders;

         WHEREAS, the parties hereto desire to amend the Loan Agreement on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

         SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Loan Agreement.

         SECTION 2. Amendments to the Loan Agreement. The Loan Agreement is, as of the Effective Date (as defined in Section 5 below), hereby amended as follows:

                  1. Section 6.04 of the Loan Agreement is hereby amended by adding new subsection 6.04(x) immediately following subsection 6.04(ix) as follows:

                  "(x) Indebtedness under the HIG Subordinated Notes."

                  2. Section 6.09 of the Loan Agreement is hereby amended by deleting only the fiscal quarters set forth below appearing under the heading "Fiscal Quarter Ended" in such Section opposite such fiscal quarters set forth below and substituting therefor the following:

                  "Fiscal Quarter Ended               Ratio
                  ---------------------               -----

                     December 31, 2000                   2:25:1.00
                     March 31, 2001                      1:85:1.00
                     June 30, 2001                       1:85:1.00

                     September 30, 2001                  1:85:1.00
                     December 31, 2001                   1:80:1.00
                     March 31, 2002                      1:60:1.00
                     June 30, 2002                       1:55:1.00
                     September 30, 2002                  1:30:1.00
                     December 31, 2002                   1:10:1.00
                     March 31, 2003                      1:05:1.00"

         3. Section 6.10 of the Loan Agreement is hereby amended by deleting only the fiscal quarters set forth below appearing under the heading "Fiscal Quarter Ended" in such Section opposite such fiscal quarters set forth below and substituting therefor the following:

                    "Fiscal Quarter Ended                  Amount
                    ---------------------                  ------

                     December 31, 2001                   $10,450,000
                     March 31, 2002                      $10,450,000
                     June 30, 2002                       $10,700,000
                     September 30, 2002                  $10,700,000
                     December 31, 2002                   $10,950,000
                     March 31, 2003                      $10,950,000
                     June 30, 2003                       $10,950,000"

         4. Section 6.12 of the Loan Agreement is hereby amended by adding a new subsection 6.12(viii) immediately following subsection 6.12(vii) as follows:

                  "(viii) amend, modify or change in any manner the HIG Subordinated Notes or make any payment of principal or interest thereon or reimburse any of the HIG Funds for any payments made by any HIG Fund under the HIG Guaranty."

         5. Amendments to Definitions. (a) The following definitions are hereby inserted in Section 8 in their proper alphabetical order:

                  ""First Amendment" means that certain First Amendment of Senior Subordinated Loan Agreement dated as of January 12, 2001 by and among the Borrower and the Lenders."

                  ""First Amendment Effective Date" means the date upon which all of the conditions under Section 5 of the First Amendment are satisfied."

                  ""HIG Guaranty" means that certain Amended and Restated HIG Guaranty dated as of January 12, 2001 made by HIG Capital

         Partners II, L.P. and HIG Investment Group II, L.P. in favor of the Senior Agent for the benefit of the Banks in respect of up to $2 Million of the Borrower's Senior Debt."

                  ""HIG Subordinated Notes" means those certain Amended and Restated Subordinated Notes dated as of January 12, 2001 issued by Thane International, Inc. in favor of each of HIG Investment Group II, L.P. and HIG Capital Partners II, L.P. in the aggregate principal amount of up to $2,000,000."

                  (b) The definition of "Additional Senior Credit Indebtedness" appearing in Section 8 of the Loan Agreement is hereby amended by deleting the amount "$2,500,000" appearing therein and inserting in lieu thereof the text "$2,500,000 (provided however that from the First Amendment Effective Date until the first anniversary of the First Amendment Effective Date such amount shall be increased to $3,333,333 and provided further that during the period from the First Amendment Effective Date until the first anniversary of the First Amendment Effective Date, such Indebtedness may be in the form of the revolving Indebtedness)."

         SECTION 3. Waivers. The Lenders hereby waive any Default or Event of Default caused by the failure to comply with Section 6.04 or 6.11 of the Loan Agreement arising prior to the Effective Date as a result of the Borrower's incurrence of indebtedness in favor of one or more of the HIG Funds prior to the Effective Date. The waiver set forth in the previous sentence shall be limited precisely as written and relate solely to the matters referred to therein and nothing in this Amendment shall be deemed to constitute a waiver of any noncompliance by the Borrower of any other term, provision or condition of the Loan Agreement or of Sections 6.04 or 6.11 as a result of any other matter occurring as of the Effective Date or occurring or recurring in the future.

         SECTION 4. Acknowledgment and Consent. Each of Bioslim, Inc., Xebec Productions, Inc., Fox Marketing Associates, Inc., Time Prophets, Inc., Thane Direct FSC, Inc., Thane Direct Inc. and Thane Direct Canada, Inc. (each, a "Subordinated Guarantor") hereby acknowledge that such Subordinated Guarantor has read this Amendment and consents to the terms hereof and further confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Subordinated Guarantor under each Subordinated Guaranty shall not be impaired and each Subordinated Guaranty is and shall continue to be in full force and effect and is hereby confirmed and ratified in all respects.

         SECTION 5. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective upon the date (the "Effective Date") when each of the following conditions have been satisfied:

         1. Execution of Amendment. The Borrower, each Subordinated Guarantor and each Lender shall have executed and delivered this Amendment (whether the same or different counterparts).

         2. Second Amendment to Credit Agreement. On or before the Effective Date, the Lenders shall have received an executed copy of the Second Amendment to Credit Agreement, and each additional "Credit Document" to be executed and delivered in connection therewith, certified as true, correct and complete by the President of the Borrower, all in form and substance satisfactory to the Lenders.

         3. HIG Documents. On or before the effective date, the lenders shall have received an executed copy of the HIG Guaranty and the HIG Subordinated Notes and all other amendments and documents executed pursuant thereto all in form and substance satisfactory to the Lenders.

         4. Loan Agreement Documents. On or before the Effective Date, the Borrower shall deliver or cause to be delivered to the Lenders the documents listed below, each, unless otherwise noted, dated the Effective Date, duly executed, in form and substance satisfactory to the Lenders and in quantities designated by the Lenders:

         (a) Consents, etc. Copies of all documents evidencing any necessary corporate action, consents and governmental, regulatory or third party approvals (including from the Banks under the Credit Agreement) with respect to this Amendment, the Amended and Restated Credit Agreement, and any other documents to be executed by the Borrower and the Subordinated Guarantors pursuant hereto or thereto.

         (b) Opinion of Counsel. An opinion of White & Case, counsel to the Borrower and Subordinated Guarantors in form and substance reasonably acceptable to the Lenders and its counsel.

         (c) Other Documents. Such other documents as a Lender may reasonably request.

         5. Payment of Fees. The Borrower shall have paid to the Lender an amendment fee of 50 bps ($15,000) plus all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Effective Date, together with attorneys' fees and expenses of the Lenders, including any such costs, fees and expenses arising under or referenced in Section 10.01 of the Loan Agreement, and as specified in Section 8 of this Amendment.

         SECTION 6. Representations and Warranties of Borrower. The Borrower and each Subordinated Guarantor represents and warrants to the lenders that the following statements are true, correct and complete as follows:

         l . The representations and warranties contained in the Loan Agreement and each Subordinated Guaranty are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof (it being understood that any representation or warranty made as of a specific date shall be true, correct and complete as of such date).

         2. No Event of Default or Default has occurred and is continuing.

         3. The execution, delivery and performance of this Amendment and each other document executed in connection herewith has been duly authorized by all necessary action on the part of, and duly executed and delivered by, the Borrower and each Subordinated Guarantor and each of this Amendment and each other document executed in connection herewith is a legal, valid and binding obligation of the Borrower and each Subordinated Guarantor enforceable against the Borrower and each Subordinated Guarantor in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

         4. The execution, delivery and performance of each of this Amendment and each other document executed in connection herewith do not conflict with or result in a breach by the Borrower or any Subordinated Guarantor of any term of any contract, loan agreement, indenture or other agreement or instrument to which the Borrower or any Subordinated Guarantor is a party or is subject.

         5. The Borrower and each Subordinated Guarantor has obtained all necessary corporate, governmental, regulatory and other third party consents and approvals required in connection with its execution, delivery and performance of each of this Amendment, the Second Amendment to Credit Agreement, the HIG Guaranty, the HIG Subordinated Notes and each other documents to be executed by such entity pursuant hereto or thereto.

SECTION 7. References to and Effect on the Loan Agreement and Notes.

         1. On and after the Effective Date each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Loan Agreement in the Loan Documents and other documents (collectively, the "Ancillary Documents") delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.

         2. Except as specifically amended above, the Loan Agreement and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

         3. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the holders of Notes under the Loan Agreement or the Ancillary Documents.

         4. This Amendment shall be binding on the Borrower and the Lenders and shall inure to the benefit of the Borrower and the Lenders and the successors and assigns of the Lenders.

         SECTION 8. Fees and Expenses. a Borrower agrees to pay to the Lenders all fees as otherwise agreed to between Borrower and the Lenders and to reimburse the Lenders upon demand for all expenses, reasonable fees of attorneys, and reasonable legal expenses, incurred by the Lenders in the review, preparation, negotiation and execution of this Amendment and any other document required to a furnished herewith, and in enforcing the obligations of the Borrower he under, which obligations of the Borrower shall survive any termination of a Loan Documents.

         SECTION 9. Execution in counterparts. This Amendment may a executed in counterparts, each of which when so executed and delivered shall be deemed to be original and all of which taken together shall constitute but one and the same instrument. This Amendment shall be binding upon the respective parties hereto upon the execution and deliver of this Amendment by the Borrower and the Lenders. Delivery of executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective delivery of a manually executed counterpart of this Amendment,

         SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT LAW RULES OR PROVISIONS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         SECTION 11 Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date above first written.

                                      THANE INTERNATIONAL, INC.

                                      By:    /s/ William Hay
                                             --------------------------
                                             Name:  William Hay
                                             Title: President

                                      BIOSLIM, INC.

                                      By:    /s/ Mark Taylor
                                             --------------------------
                                             Name:  Mark Taylor
                                             Title: President

                                      XEBEC PRODUCTIONS

                                      By:    /s/ Denise DuBarry Hay
                                             --------------------------
                                             Name:  Denise DuBarry Hay
                                             Title: President

                                      FOX MARKETING ASSOCIATES, INC.

                                      By:    /s/ William Hay
                                             --------------------------
                                             Name:  William Hay
                                             Title: Director

                                      TIME PROPHETS, INC.

                                      By:    /s/ William Hay
                                             --------------------------
                                             Name:  William Hay
                                             Title: Director

                                      THANE DIRECT FSC, INC.

                                      By:    /s/ William Hay
                                             --------------------------
                                             Name:  William Hay
                                             Title: Director

                                      THANE DIRECT, INC.

                                      By:    /s/ William Hay
                                             --------------------------
                                             Name:  William Hay
                                             Title: CEO

                                      THANE DIRECT CANADA, INC.

                                      By:    /s/ William Hay
                                             --------------------------
                                             Name:  William Hay
                                             Title: CEO

                                      PARIBAS CAPITAL FUNDING LLC

                                      By:
                                             --------------------------
                                             Name:
                                             Title:

                                      THANE DIRECT FSC, INC.

                                      By:
                                             --------------------------
                                             Name:
                                             Title:

                                      THANE DIRECT, INC.

                                      By:
                                             --------------------------
                                             Name:
                                             Title:

                                      THANE DIRECT CANADA, INC.

                                      By:
                                             --------------------------
                                             Name:
                                             Title:

                                      PARIBAS CAPITAL FUNDING LLC

                                      By:    /s/ illegible
                                             --------------------------
                                             Name:
                                             Title: